UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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HIGHWATER ETHANOL, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.O. Box 96
24500 US Highway 14
Lamberton, MN 56152

NOTICE OF 2018 ANNUAL MEETING OF MEMBERS
To be Held Thursday, March 8, 2018

To our members:

The 2018 annual meeting of members (the “2018 Annual Meeting”) of Highwater Ethanol, LLC (the “Company”) will be held on Thursday, March 8, 2018, at the American Legion, 106 1st Avenue West, Lamberton, MN 56152. Registration for the meeting will start at 8:30 a.m. The 2018 Annual Meeting will commence at approximately 9:30 a.m. The Board of Governors encourages you to attend the meeting.

The purposes of the meeting are to: (1) Elect three governors to the Board of Governors; (2) Consider and vote on proposed amendments to and a restatement of our Second Amended and Restated Member Control Agreement (the proposed amendments are described in detail in Proposals 2 through 4 in the accompanying proxy statement and the full text of the amendments are set forth in Appendix A to the proxy statement); and (3) Transact such other business as may properly come before the 2018 Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. If you have any questions regarding the information in the proxy statement or regarding completion of the enclosed proxy card, please call the Company at (507) 752-6160.

Only members listed on the Company's records at the close of business on January 24, 2018 are entitled to notice of the 2018 Annual Meeting and to vote at the 2018 Annual Meeting and any adjournments thereof. The proxy statement and proxy card are also available at www.highwaterethanol.com. To be certain that your membership units will be represented at the 2018 Annual Meeting, please return your proxy card by 5:00 p.m. on Wednesday, March 7, 2018. However, proxy cards may still be accepted by the Company at any time prior to the polls officially closing.

All members are cordially invited to attend the 2018 Annual Meeting in person. However, to assure the presence of a quorum, the Board of Governors requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the Board of Governors, whether or not you plan to attend the meeting. Proxy cards are available on the Company's website at http://www.highwaterethanol.com and may be printed by the members. No personal information is required to print a proxy card. If you wish to revoke your proxy card, you may do so by voting in person at the 2018 Annual Meeting or by giving notice to our CEO Brian Kletscher or our CFO Lucas Schneider, prior to, or at the commencement of the meeting. You may fax your completed proxy card to the Company at (507) 752-6162 or mail it to the Company at P.O. Box 96, 24500 US Highway 14, Lamberton, MN 56152. If you need directions to the meeting, please contact the Company using the information listed above.

By order of the Board of Governors,

/s/ David Moldan

Chairman of the Board
Lamberton, MN
February 2, 2018

Highwater Ethanol, LLC
P.O. Box 96
24500 US Highway 14
Lamberton, Minnesota 56152

Proxy Statement
Annual Meeting of Members
Thursday, March 8, 2018

This proxy solicitation is being made by Highwater Ethanol, LLC (the "Company" or "Highwater"). The proxy statement and proxy card were prepared by the board of governors of the Company (the "Board") for use at the 2018 annual meeting of members to be held on Thursday, March 8, 2018 (the "2018 Annual Meeting"), and any adjournment thereof. The 2018 Annual Meeting will be held at the American Legion, 106 1st Avenue West, Lamberton, MN 56152. Registration for the meeting will begin at 8:30 a.m. The 2018 Annual Meeting will commence at approximately 9:30 a.m. This solicitation is being made by mail, however the Company may also use its officers, governors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and the proxy card is scheduled to begin on or about February 2, 2018.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:    Why did I receive this proxy statement?

A:
The Board is soliciting your proxy to vote at the 2018 Annual Meeting and any adjournments thereof because you were a member of the Company at the close of business on January 24, 2018, the record date, and are entitled to vote at the meeting.

Q:	When and where is the 2018 Annual Meeting?

A:
The 2018 Annual Meeting will be held at the American Legion, 106 1st Avenue West, Lamberton, MN 56152 on Thursday, March 8, 2018. Registration for the meeting will begin at 8:30 a.m. The 2018 Annual Meeting will commence at approximately 9:30 a.m.

Q:	What am I voting on?

A:	You are voting on the election of three governors to our Board in Proposal One.

You are also voting on proposed amendments to and a restatement of the Second Amended and Restated Member Control Agreement ("member control agreement") as follows:

•
Proposal Two: To affirmatively elect governance under the new LLC Act and make changes to be consistent with the new LLC Act including revising the duties of the governors, limitation of liability and indemnification language and making minor consistency and wording changes.

•	Proposal Three: To amend Section 5.3(b) to revise the process for members to nominate persons to serve on the Board.

•
Proposal Four: To amend Section 7.4 to revise the current tax matters provisions and adopt tax audit procedures in order to ensure that the Company’s tax audit procedures are consistent with recent Internal Revenue Service ("IRS") regulatory changes to large partnership audit procedures.

The express language of the proposed amendments is set forth in its entirety in the Form of Third Amended and Restated Operating Agreement in Appendix A, in a marked format, with deletions shown by strikethroughs and additions by underlines.

Q:	How many votes do I have?

A:	Members are entitled to one vote for each membership unit that they owned of record as of the close of business on January 24, 2018.

Q:	What is the voting requirement to elect the governors and what is the effect of an abstention/withhold?

A:
In the election of governors to our Board as set forth in Proposal One, the three nominees receiving the greatest number of votes relative to the votes cast for their competitors will be elected, regardless of whether any individual nominee receives votes from a majority of the quorum. Members do not have cumulative voting rights. Because governors are elected by plurality vote, a properly executed ballot marked ABSTAIN/WITHHOLD with respect to a nominee will not count FOR or AGAINST the nominee. Abstentions/withholds will be included when counting units to determine whether a sufficient number of the voting membership units are represented to establish a quorum.

Q:	What is the voting requirement to approve the proposed amendments to our member control agreement and what is the effect of an abstention?

A:
In order to approve the amendments proposed in Proposal Three, Proposal Three must receive affirmative votes from members holding a majority of the total outstanding membership units entitled to vote. The affirmative votes from members holding a majority of the membership units represented at the 2018 Annual Meeting where a quorum is present and entitled to vote, will result in the approval of the amendments proposed in Proposal Two and Proposal Four.

Abstention votes will have the effect of a vote AGAINST the proposed amendment from which you abstain and will also be counted for purposes of establishing a quorum.

Q:	How many membership units are outstanding?

A:	On January 24, 2018, the record date, there were 4,813.5 outstanding membership units.

Q:	What constitutes a quorum?

A:
The presence in person or by proxy of members holding 30% of the total outstanding membership units, or 1,445 membership units, constitutes a quorum. If you submit a properly executed proxy or appear in person at the 2018 Annual Meeting, then your units will be counted as part of the quorum.

Q:	How do I vote?

A:
Membership units can be voted only if the holder of record is present at the 2018 Annual Meeting and any adjournments thereof either in person or by proxy. You may vote using either of the following methods:

•
Proxy Card. The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the 2018 Annual Meeting. The membership units represented by each properly executed proxy card will be voted at the 2018 Annual Meeting and any adjournments thereof in accordance with the member's directions. The Company urges you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or by fax to the Company at (507) 752-6162. To be certain that your membership units will be represented at the 2018 Annual Meeting, please return your proxy card by 5:00 p.m. on Wednesday, March 7, 2018. However, proxy cards may still be accepted by the Company at any time prior to the polls officially closing. If you sign and return the proxy card without specifying any choices, the proxies will vote your units FOR the incumbent governors George Goblish, Mark Pankonin and Luke Spalj and FOR Proposal Two, Proposal Three and Proposal Four.

•	In person at the 2018 Annual Meeting. All members may vote in person at the 2018 Annual Meeting.

Q:	Do I have dissenters' rights, appraisal rights or similar rights?

A:	Pursuant to Section 6.19 of the Company's member control agreement, members have no dissenters' rights, appraisal rights or any similar rights.

Q:    What can I do if I change my mind after I return my proxy?

A:    You may revoke your proxy by:

•	Voting in person at the 2018 Annual Meeting;

•
Giving written notice of the revocation to our CEO, Brian Kletscher, or our CFO, Lucas Schneider, at the Company's office at P.O. Box 96, 24500 US Highway 14, Lamberton, MN 56152 prior to the 2018 Annual Meeting; or

•	Giving written notice of the revocation to our CEO, Brian Kletscher, or our CFO, Lucas Schneider, at the commencement of the 2018 Annual Meeting.
Q:    What happens if I mark too few or too many boxes on the proxy card?

A:
If you do not mark any choices on the proxy card for Proposal One, then the proxies will vote your units FOR the incumbent governors George Goblish, Mark Pankonin and Luke Spalj. You may wish to vote for only one or two of the governor nominees. In this case, your vote will only be counted for the governor nominee(s) you have selected. If you mark contradicting choices on the proxy card for a nominee, your votes will not be counted with respect to the governor nominee for whom you marked contradicting choices. If you do not mark any choices for the proposed amendments to the member control agreement, then the proxies will vote your units FOR Proposal Two, Proposal Three and Proposal Four. If you mark contradicting choices on the proxy card, such as both FOR and AGAINST a proposal to amend the member control agreement, your votes will not be counted with respect to the proposal for which you marked contradicting choices.

Each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2018 Annual Meeting.

Q:     What is the effect of a broker non-vote?

A:
While we do not believe that any of our units are held in street name by brokers, broker non-votes, if any, will count for purposes of establishing a quorum at the 2018 Annual Meeting. A broker non-vote occurs when an individual owns units which are held in the name of a broker. The individual is the beneficial owner of the units, however, on the records of the Company, the broker owns the units. If the individual who beneficially owns the units does not provide the broker with voting instructions on non-routine matters, including each of the proposals presented at the 2018 Annual Meeting, this is considered a broker non-vote. For such non-routine matters, the broker cannot vote either way and reports the units as "non-votes." These broker non-votes function as abstentions under our governing documents.

Q:    Who can attend the 2018 Annual Meeting?

A:	All members of the Company as of the close of business on the record date may attend the 2018 Annual Meeting and any adjournments thereof.

Q:	What is the record date for the 2018 Annual Meeting?

A:	The record date for the 2018 Annual Meeting is January 24, 2018.

Q:	Who will count the vote?

A:	All votes will be tabulated by a qualified individual or firm appointed by the Company. That individual will separately tabulate votes and abstentions.

Q:	How do I nominate a candidate for election as a governor to the Board for the 2019 annual meeting?

A:	Three governor positions will stand for election at the 2019 annual meeting. Nominations for governor positions are made by a nominating committee appointed by the Board.

In addition, a member may nominate a candidate for governor by following the procedures explained in Section 5.3(b) of the member control agreement. Section 5.3(b) currently requires that written notice of a member's intent to nominate an individual for governor must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than 45 calendar days nor more than 90 calendar days prior to the annual meeting of the Company at which such elections are to be held. However, the proposed amendment to Section 5.3(b) of our member control agreement would require members to give written notice of a member's intent to nominate an individual not less than 120 days prior to the one year anniversary of the date the Company's proxy statement was released in connection with the previous year's annual meeting. If this amendment is approved at the 2018 Annual Meeting, nominations for the 2019 annual meeting must be submitted to the Company by October 5, 2018.

Each notice must include: (i) the name and address of the member who is making the nomination; (ii) a representation that the member is a holder of units entitled to vote at such meeting and the member intends to appear in person or by proxy at the meeting to nominate the person specified in the notice; (iii) the name, age, address and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee; (v) any other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission; and (vi) the consent of the nominee to serve as a governor of the Company if so elected.

Q:	What is a member proposal?

A:
A member proposal is your recommendation or requirement that the Company and/or the Board take action, which you intend to present at a meeting of the Company's members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company's proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card. The deadlines and procedures for submitting member proposals are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are member proposals due for the 2019 annual meeting?

A:
In order to be considered for inclusion in the Company's 2019 annual meeting proxy statement, member proposals must be submitted in writing to the Company by October 5, 2018 (approximately 120 days prior to the one year anniversary of the date of the mailing of this year's annual meeting proxy statement). The Company suggests that proposals for the 2019 annual meeting of the members be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2019 annual meeting of members without including such proposal in the Company's proxy statement must provide the Company notice of such proposal no later than December 19, 2018 (approximately 45 days prior to the one year anniversary of the date of the mailing of this year's annual meeting proxy statement). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2019 annual meeting by December 19, 2018, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion, provided the Company has included in its proxy statement an explanation of its intention with respect to voting on the proposal.

Q:	Who is paying for this proxy solicitation?

A:
The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such materials and reports to such beneficial owners.

PROPOSAL TO BE VOTED UPON

PROPOSAL ONE
ELECTION OF GOVERNORS

Nine elected governors comprise the Board. The Board is currently divided into three classes. Three governors are to be elected by the members at the 2018 Annual Meeting and the terms of the remaining elected governors expire in either 2019 or 2020. Below is a chart showing when each elected governor's term expires.

2018	George Goblish
Mark Pankonin
Luke Spalj
2019	Russell Derickson
Ronald Jorgenson
Michael Landuyt
2020	David Eis
William Garth
David Moldan

The nominating committee has nominated Goerge Goblish, Mark Pankonin and Luke Spalj for election to the Board at the 2018 Annual Meeting. Mr. Goblish has served on the Board since our inception. Mr. Pankonin has served on our Board since August 2017 when he was appointed to fill a vacancy. Mr. Spalj has served on the Board since August 2009. These nominees have indicated their willingness to serve if elected.

The following table contains certain information with respect to the nominees for election to the Board at the 2018 Annual Meeting:

Name and Principal Occupation	Age	Year First Became a Governor	If Elected, Term will Expire
George Goblish, Farmer	48	May 2006	2021
Mark Pankonin, Farmer	49	August 2017	2021
Luke Spalj, Businessman	53	August 2009	2021

Biographical Information for Nominees

George Goblish, Incumbent Governor and Nominee - Age 48

For more than five years, George Goblish has been farming near Vesta, Minnesota where he raises corn and soybeans. He is also an Asgrow/Dekalb/Monsanto seed dealer. Mr. Goblish attended Willmar Technical College where he received his Associate's Degree in Agricultural Production and Management. Mr. Goblish has served on our Board since May 2006. He currently serves on our governance, fixed assets, audit and nominating committees. He previously served as our treasurer. Mr. Goblish was selected as a nominee based on his prior involvement with our Company and the ethanol industry and his agricultural and business experience.

Mark Pankonin, Incumbent Governor and Nominee - Age 49

Since 1990, Mr. Pankonin has owned and managed his own farming operation including the production of corn and soybeans and a beef finishing yard. In addition, he owns and operates Dry Creek Trucking, Inc., a small trucking company. He previously worked for L&S Construction. Mr. Pankonin attended Alexandria Technical College where he received his Associate's Degree in Diesel Mechanics. Mr. Pankonin has served on our Board since August 2017 when he was appointed to fill a vacancy. He currently serves on our fixed assets and risk management committees. Mr. Pankonin was selected as a nominee based on his agricultural and business experience.

Luke Spalj, Treasurer, Incumbent Governor and Nominee - Age 53

Mr. Spalj has been in the construction business for over 30 years. Since 1993, Luke Spalj has owned and operated Rice Lake Construction Group of Deerwood, Minnesota, which is a heavy industrial contractor specializing in water and wastewater treatment plants. Mr. Spalj has also been owner and director of Deerwood Bancorp of Deerwood, Minnesota since 1997. Additionally, Mr. Spalj also worked in various capacities for Quanta Services, Inc., a publicly traded specialty contractor serving the electric and gas utility, telecommunications and cable industries from 1998-2004 serving as president of the Telecommunications and Cable TV Division from January 2002 through 2004. Mr. Spalj has a B.S. in civil engineering from Michigan Technological University. Mr. Spalj has served on our Board since August 2009. Mr. Spalj serves as our treasurer and is expected to continue to serve as treasurer at the pleasure of the Board. He also currently serves on our fixed assets and executive committees. Mr. Spalj was selected as a nominee based on his prior involvement with our Company and the ethanol industry and his agricultural and business experience.

Required Vote and Board Recommendation

If you are entitled to vote and you do not submit a proxy card or attend the meeting or if you abstain from voting, your vote will not be counted either for or against any nominee because the governors will be elected by a plurality vote, meaning that those nominees receiving the greatest number of votes relative to the other nominees will be elected. Votes withheld or abstained for all governor nominees will be treated as present at the meeting for purposes of determining a quorum.

THE BOARD RECOMMENDS A VOTE FOR THE INCUMBENT GOVERNORS, GEORGE GOBLISH, MARK PANKONIN AND LUKE SPALJ. FOR EACH PROPERLY EXECUTED PROXY WHERE THE MEMBER DOES NOT MARK ANY CHOICES FOR GOVERNOR, THE PROXIES WILL VOTE FOR THE INCUMBENT GOVERNORS GEORGE GOBLISH, MARK PANKONIN AND LUKE SPALJ.

Biographical Information for Non-nominee Governors

Russell Derickson, Governor - Age 53

For more than five years, Russell Derickson has owned and managed his own farming operation, which produces corn and soybeans. He has served as a Soil Scientist, Agricultural Advisor and Warehouse Examiner for the Minnesota Department of Agriculture of St. Paul, Minnesota. Mr. Derickson attended South Dakota State University where he received a M.Ed in Ag Education and B.S. in Agricultural Education and Mechanized Agriculture. Mr. Derickson serves on the board of governors for Minnesota Soybean Processors. Mr. Derickson has served on our Board since May 2006. He currently serves on our governance, fixed assets and audit committees.

David Eis, Governor and Secretary - Age 49

For the past five years, Mr. Eis has been engaged in agricultural production which includes raising corn, soybeans and feeder cattle. He is a member of the Minnesota State Cattlemen, Redwood Area Cattlemen and the Minnesota Corn and Soybean Growers Association. Mr. Eis was employed as a crop insurance adjuster for Rural Community Insurance Services until March of 2014, when he left to expand his cattle operation. He currently serves on Independent School District 640-Wabasso Public School Board. Mr. Eis has served on our Board since June 2015. Mr. Eis serves as secretary of our Board and is expected to continue to serve as secretary at the pleasure of the Board. He also currently serves on our risk management, executive and audit committees.

William Garth, Governor - Age 50

Mr. Garth has more than 20 years experience in the energy industry. He is currently the vice president of finance for Indeck Energy Services, Inc. where he oversees financial analysis, modeling, budgeting and marketing efforts. Mr. Garth has a successful track record in all aspects of energy project development including business development, project finance, acquisitions, contract restructuring and asset management. Prior to joining Indeck Energy Services, Inc. in 1994, Mr. Garth was employed as a mechanical design engineer for the Superconducting Super Collider and as an industrial engineer for General Dynamics. He serves as a member of the board of directors for Cardinal Ethanol, LLC, a public company. Mr. Garth holds an MBA from the University of Dallas and a BSIE from Purdue University. Mr. Garth has served on our Board since December 2011. He is a corporate representative of Indeck Renewable Energy, LLC, our largest member. He currently serves on our risk management committee.

Ronald Jorgenson, Vice Chairman and Governor - Age 58

For more than five years, Ronald Jorgenson has owned and operated his own farming operation. Mr. Jorgenson attended the University of Minnesota of St. Paul, Minnesota. Mr. Jorgenson has served on our Board since May 2006. Mr. Jorgenson serves as vice chairman of our Board and is expected to continue to serve as vice chairman at the pleasure of the Board. He also currently serves on our audit committee as the chairman and serves on our risk management and executive committees.

Michael Landuyt, Governor - Age 42

For more than five years, Michael Landuyt has owned and managed Landuyt Land and Livestock, a farming operation in Walnut Grove, Minnesota, that buys and sells cattle and feed ingredients and produces corn. Mr. Landuyt served on our Board from May 2006 until February 2010 and again since December 2014. He currently serves on our governance, nominating and fixed assets committees.

David Moldan, Chairman and Governor - Age 57

For more than five years, Mr. Moldan has been the president and treasurer of Moldan & Sons, Inc., a farming operation in Lamberton, Minnesota. Mr. Moldan attended the University of Minnesota Waseca where he received his Associate's Degree in Applied Science and Diversified Ag Production. Mr. Moldan has served on our Board since May 2006. Mr. Moldan serves as chairman of our Board and is expected to continue to serve as chairman at the pleasure of the Board. He also currently serves on our fixed assets and executive committees.

Biographical Information Regarding Executive Officers and Key Employees

Brian Kletscher, Chief Executive Officer - Age 56

Brian Kletscher was hired to serve as our Chief Executive Officer on November 6, 2008. Previously, Mr. Kletscher had served as chairman of the Board. Brian Kletscher served as county commissioner of Redwood County, Minnesota until January 2009. Mr. Kletscher's duties included but were not limited to, budgets, financial operations, approving capital purchases, personnel committee and building projects. Mr. Kletscher owned and operated Kletscher Farms until December 2008. Mr. Kletscher serves on the board of directors of Renewable Products Marketing Group and Minnesota Biofuels Association. Mr. Kletscher is expected to serve as our Chief Executive Officer indefinitely at the pleasure of the Board or until his earlier death, disability or resignation.

Lucas Schneider, Chief Financial Officer - Age 36

Lucas Schneider was hired to serve as our Chief Financial Officer on December 3, 2012. Prior to his employment with Highwater, Mr. Schneider served as the Chief Financial Officer since December 2010 for Heron Lake BioEnergy, LLC, an ethanol plant located in Heron Lake, Minnesota. Previously, he served as the senior accountant of Heron Lake BioEnergy, LLC since November 2008 and as the staff accountant from March 2008 to November 2008. Mr. Schneider was a staff accountant at Gerber and Haugen, an accounting firm located in Slayton, Minnesota, from April 2007 to March 2008. Mr. Schneider holds a Bachelor of Science degree from Southwest Minnesota State University in Marshall, Minnesota. Mr. Schneider is expected to serve as our Chief Financial Officer indefinitely at the pleasure of the Board or until his earlier death, disability or resignation.

PROPOSAL TWO
APPROVAL OF THE PROPOSED AMENDMENTS TO THE MEMBER CONTROL AGREEMENT
TO AFFIRMATIVELY ELECT GOVERNANCE UNDER THE NEW LLC ACT AND MAKE CHANGES CONSISTENT WITH THE NEW LLC ACT

The Company was organized as a Minnesota limited liability company under Chapter 322B of the Minnesota Statutes (the "Old Act"). However, the new LLC Act was signed into law on April 8, 2014 and became effective August 1, 2015. As of January 1, 2018, the new LLC Act applies to all Minnesota limited liability companies, regardless of when they were formed. As such, the Board has concluded that it is in the best interest of the Company to affirmatively elect governance under the new LLC Act and make various changes to the member control agreement to be consistent with the new LLC Act including revisions to the duties of the governors, limitation of liability and indemnification language and making minor consistency and wording changes.

The proposed amendments are as follows:

•	Replace the term "Member Control Agreement" with the term "Operating Agreement" throughout to reflect governance under the new LLC Act.

•	Remove references to the Old Act and replace with references to the new LLC Act.

•	Amend Section 1.5 to affirmatively elect governance under the new LLC Act.

•	Amend Section 5.1 to clarify that the Company shall be governed by a board of governors.

•	Amend Section 5.19 to clarify the duties and obligations of the governors owed to the Company as allowed by the new LLC Act.

•
Amend Section 5.22 to limit the liability of governors and officers for acts or omissions performed in good faith on behalf of the Company except that governors and officers shall be liable for acts of fraud, gross negligence, intentional infliction of harm, intentional violation of criminal law, breach of fiduciary duties, or any ultra vires acts consistent with the new LLC Act.

•
Add Section 5.23 to clarify rights to indemnification of governors and officers (which was previously contained in Section 5.22), to add language to allow for indemnification of governors and officers by the Company to the fullest extent provided by the new LLC Act and to specifically provide that governors and officers will not be indemnified by the Company for acts for which governors and officers are liable to the Company as set forth in Section 5.22.

•	Incorporate certain formatting changes and other minor consistency and wording changes that do not change the substantive terms of the member control agreement.

The express language of the proposed amendments to the member control agreement summarized above is set forth in its entirety in the Form of Third Amended and Restated Operating Agreement in Appendix A, in a marked format, with deletions shown by strikethroughs and additions by underlines.

Required Vote and Board Recommendation

If a quorum is present, Proposal Two will be approved if it receives affirmative votes from members holding a majority of the membership units represented at the 2018 Annual Meeting and entitled to vote on the matter. If you fail to mark a vote, the proxies solicited by the Board will be voted FOR Proposal Two. If you mark contradicting choices on your proxy card such as a vote both for and against Proposal Two, your vote will have the effect of a vote AGAINST Proposal Two. If you abstain from voting, your vote will have the effect of a vote AGAINST Proposal Two but will be included in the determination of whether a quorum is present. If you do not submit a proxy card or attend the 2018 Annual Meeting, your vote will not be counted as a vote either for or against Proposal Two. The approval of the proposed amendments set forth above in Proposal Two is independent of and is not conditioned on member approval of Proposals Three and Four.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENTS TO THE MEMBER CONTROL AGREEMENT TO ELECT GOVERNANCE UNDER THE NEW LLC ACT AND MAKE OTHER CHANGES CONSISTENT WITH THE NEW LLC ACT. FOR EACH PROPERLY EXECUTED PROXY WHERE THE MEMBER DOES NOT MARK ANY CHOICES, THE PROXIES WILL VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE MEMBER CONTROL AGREEMENT TO ELECT GOVERNANCE UNDER THE NEW LLC ACT AND MAKE OTHER CHANGES CONSISTENT WITH THE NEW LLC ACT.

PROPOSAL THREE
APPROVAL OF THE PROPOSED AMENDMENT TO SECTION 5.3(b)
OF THE MEMBER CONTROL AGREEMENT

Section 5.3(b) of our member control agreement sets forth the process by which a member may nominate a candidate for governor. Section 5.3(b) currently requires that written notice of a member's intent to nominate an individual for governor must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than 45 calendar days nor more than 90 calendar days prior to the annual meeting of the Company at which such elections are to be held. However, the Board has concluded that it is in the best interests of the Company to amend Section 5.3(b) of our member control agreement in order to give the Company additional time following the receipt of a nomination from a member before the Company files and delivers its proxy statement for that year's annual meeting in order to handle any such nominations in a more efficient manner and to establish consistency in the requirements for receipt of member nominations for governor elections and for member proposals. The proposed amendment would require members to give written notice of a member's intent to nominate an individual not less than 120 days prior to the one year anniversary of the date the Company's proxy statement was released in connection with the previous year's annual meeting beginning with the election of governors for the 2019 annual meeting and thereafter. The proposed amendment would also require the Board to set a reasonable deadline for nominations in the event the date of the annual meeting is changed by more than 30 days from the anniversary date of the previous year's annual meeting.

The express language of the proposed amendment to Section 5.3(b) is set forth in its entirety in the Form of Third Amended and Restated Operating Agreement in Appendix A, in a marked format, with deletions shown by strikethroughs and additions by underlines.

Required Vote and Board Recommendation

Proposal Three will be approved if it receives affirmative votes from members holding a majority of the total outstanding membership units entitled to vote on the matter. If you fail to mark a vote, the proxies solicited by the Board of Directors will be voted FOR Proposal Three. If you mark contradicting choices on your proxy card such as a vote both for and against Proposal Three, your vote will have the effect of a vote AGAINST Proposal Three. If you abstain from voting your vote will have the effect of a vote AGAINST Proposal Three but will be included in the determination of whether a quorum is present. If you do not submit a proxy card or attend the 2018 Annual Meeting, your vote will not be counted as a vote either for or against Proposal

Three. The approval of the proposed amendments set forth above in Proposal Three is independent of and is not conditioned on member approval of Proposals Two and Four.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO SECTION 5.3(b) OF THE MEMBER CONTROL AGREEMENT. FOR EACH PROPERLY EXECUTED PROXY WHERE THE MEMBER DOES NOT MARK ANY CHOICES, THE PROXIES WILL VOTE FOR THE APPROVAL OF THE AMENDMENT TO SECTION 5.3(b) OF THE MEMBER CONTROL AGREEMENT.

PROPOSAL FOUR
APPROVAL OF THE PROPOSED AMENDMENT TO SECTION 7.4
OF THE MEMBER CONTROL AGREEMENT

The Board has concluded that it is in the best interests of the Company to amend Section 7.4 to revise the current tax matters provisions and adopt tax audit procedures in order to ensure the Company’s tax audit procedures are consistent with recent IRS regulatory changes to large partnership audit procedures.

The express language of the proposed amendment to Section 7.4 is set forth in its entirety in the Form of Third Amended and Restated Operating Agreement in Appendix A, in a marked format, with deletions shown by strikethroughs and additions by underlines.

Required Vote and Board Recommendation

If a quorum is present, Proposal Four will be approved if it receives affirmative votes from members holding a majority of the membership units represented at the 2018 Annual Meeting and entitled to vote on the matter. If you fail to mark a vote, the proxies solicited by the Board will be voted FOR Proposal Four. If you mark contradicting choices on your proxy card such as a vote both for and against Proposal Four, your vote will have the effect of a vote AGAINST Proposal Four. If you abstain from voting your vote will have the effect of a vote AGAINST Proposal Four but will be included in the determination of whether a quorum is present. If you do not submit a proxy card or attend the 2018 Annual Meeting, your vote will not be counted as a vote either for or against Proposal Four. The approval of the proposed amendments set forth above in Proposal Four is independent of and is not conditioned on member approval of Proposals Two and Three.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO SECTION 7.4 OF THE MEMBER CONTROL AGREEMENT. FOR EACH PROPERLY EXECUTED PROXY WHERE THE MEMBER DOES NOT MARK ANY CHOICES, THE PROXIES WILL VOTE FOR THE APPROVAL OF THE AMENDMENT TO SECTION 7.4 OF THE MEMBER CONTROL AGREEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC"). Except as indicated by footnote, a person named in the tables below has sole voting and sole investment power for all units beneficially owned by that person.

As of January 24, 2018, the following beneficial owner owned or held 5% or more of our outstanding units:

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
Membership Units	Indeck Renewable Energy, LLC(2)	400 Units	8.31%

(1)	The address of each beneficial owner is deemed to be the address of the Company at P.O. Box 96, 24500 US Highway 14, Lamberton, Minnesota 56152.

(2)	William Garth, our governor, is employed by Indeck Energy Services, Inc. and is a corporate representative of Indeck Renewable Energy, LLC.

Security Ownership of Management

As of January 24, 2018, members of our Board, our former governor, nominees and executive officers own membership units as follows:

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Membership Units	Russell Derickson, Governor	13 Units	*
Membership Units	David Eis, Secretary and Governor(2)	1 Unit	*
Membership Units	William Garth, Governor (3)	400 Units	8.31%
Membership Units	George Goblish, Governor(4)	50 Units	1.04%
Membership Units	Ronald Jorgenson, Vice Chairman and Governor	14 Units	*
Membership Units	Brian Kletscher, CEO	8 Units	*
Membership Units	Michael Landuyt, Governor(5)	4 Units	*
Membership Units	David Moldan, Chairman and Governor	9 Units	*
Membership Units	Mark Pankonin, Governor	5 Units	*
Membership Units	Warren Pankonin, Former Governor(6)	170 Units	3.53%
Membership Units	Lucas Schneider, CFO	0 Units	*
Membership Units	Luke Spalj, Treasurer and Governor	136.5 Units	2.84%
TOTAL:		810.5 Units	16.84%

(*)     Indicates that the membership units owned represent less than 1% of the outstanding units.

(1)	The address of each beneficial owner is deemed to be the address of the Company.

(2)	Mr. Eis shares investment and voting power with his wife.

(3)	This includes 400 units owned by Indeck Renewable Energy, LLC.

(4)	Mr. Goblish shares investment and voting power with respect to 26 units with his wife.

(5)	One unit is owned by Mr. Landuyt's wife. Mr. Landuyt shares investment and voting power with respect to that unit with his wife.

(6)	Warren Pankonin shares investment and voting power with his wife. He served as a governor until August 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and governors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with SEC. Officers, governors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from our officers and governors, all Section 16(a) filing requirements were complied with during the fiscal year ended October 31, 2017.

BOARD OF GOVERNORS' MEETINGS AND INDEPENDENCE

The Board generally meets once per month. The Board held twelve regularly scheduled meetings during the fiscal year ended October 31, 2017. During the fiscal year ended October 31, 2017, each governor attended at least 75% of the aggregate of the total meetings of the Board and the total meetings held by all committees of the Board on which said governor served except William Garth.

The Board does not have a formalized process for holders of membership units to send communications to the Board. The Board feels this is reasonable given the accessibility of our governors. Members desiring to communicate with the Board are free to do so by contacting a governor via our website, fax, phone or in writing. The names of our governors and their addresses are listed on the Company's website at www.highwaterethanol.com/board.htm or are available by calling the Company's office at (507) 752-6160.

The Board does not have a policy with regard to governors' attendance at annual meetings. Last year, seven governors attended the Company's annual meeting. Due to this high attendance record, it is the view of the Board that such a policy is unnecessary.

Governor Independence

All of our governors, former governors and governor nominees are independent, as defined by NASDAQ Rule 5605(a)(2), with the exception of Mark Pankonin, Warren Pankonin and Luke Spalj. Mark Pankonin is not considered independent because companies owned and operated by him and his father, Warren Pankonin, purchased distillers grains from the Company in excess of $200,000 in at least one of the last three fiscal years. Our former governor, Warren Pankonin, is not considered independent for the same reason. Mr. Spalj is not considered independent because his construction company, Rice Lake Construction Group, received in excess of $200,000 from the Company in at least one of the last three fiscal years in connection with the construction of a water pipeline. In evaluating the independence of our governors, we considered the following factors: (i) the business relationships of our governors; (ii) positions our governors hold with other companies; (iii) family relationships between our governors and other individuals involved with the Company; (iv) transactions between our governors and the Company; and (v) compensation arrangements between our governors and the Company.

Board Leadership Structure and Role In Risk Oversight

The Company is managed by a Chief Executive Officer that is separate from the chairman of the Board. The Board has determined that its leadership structure is effective to create checks and balances between the executive officers of the Company and the Board. The Board is actively involved in overseeing all material risks that face the Company, including risks related to changes in commodity prices. The Board administers its oversight functions by reviewing the operations of the Company, by overseeing the executive officers' management of the Company, and through its risk management committee.

Code of Ethics

The Board has adopted a Code of Ethics that sets forth standards regarding matters such as honest and ethical conduct, compliance with the law, and full, fair, accurate, and timely disclosure in reports and documents that we file with the SEC and in other public communications. The Code of Ethics applies to all of our employees, officers, and governors, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics was filed as an exhibit to our annual report of Form 10-K filed with the SEC on January 29, 2013 and is also available free of charge on written request to Highwater Ethanol, LLC, 24500 US Highway 14, Lamberton, Minnesota 56152.

AUDIT COMMITTEE

The Company has a standing audit committee. The purpose of the audit committee is to monitor the integrity of the Company's financial reporting process and systems of internal controls. The audit committee appoints and monitors the independence and qualifications of the Company's independent registered public accounting firm, monitors the performance of the Company's internal audit function, provides an avenue of communication among the independent registered public accounting firm, management, and the Company's Board, and prepares an audit committee report to be included in the Company's annual proxy statement.

The audit committee of the Board operates under a charter adopted by the Board in 2008. A copy of the audit committee charter is available on the Company's website at www.highwaterethanol.com. Under the charter, the audit committee must have at least three members. Our audit committee members are currently Ronald Jorgenson, Russell Derickson, David Eis and George Goblish. Ronald Jorgenson chairs our audit committee. Audit issues were specifically addressed by the audit committee during the four audit committee meetings that were held during the fiscal year ended October 31, 2017.

The audit committee is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, all of our audit committee members would be considered independent within the definition of independence provided by NASDAQ Rules 5605(a)(2) and 5605(c)(2). A governor would not be independent if they, or a family member, had been employed by the Company at any time during the last three years (unless such employment as an Executive Officer was on an interim basis, provided the interim employment did not last longer than one year), accepted any compensation from the Company in excess of $120,000 during the last three years, was a partner in, or a controlling shareholder or an executive officer of any organization which had extensive business dealings with the Company or was an affiliate of the

Company. Additionally, governors serving on the audit committee must not have participated in the preparation of the Company's financial statements during the last three years.

The Board has determined that the audit committee does not presently have a financial expert because none of the current audit committee members satisfy the requirements set forth in Item 407 of Regulation S-K. The nominating committee intends to take into account financial expertise in evaluating future nominees to the Board.
Audit Committee Report

The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

The audit committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The committee reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended October 31, 2017. The committee has discussed with RSM US LLP its independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard AS 1301, Communications with Audit Committees. The committee has received from the independent registered public accounting firm written disclosures regarding the auditors' independence required by Public Company Accounting Oversight Board and the Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm, the independent registered public accounting firm's independence. The committee has considered whether the provision of services by RSM US LLP, not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q, are compatible with maintaining RSM US LLP's independence.

Based on the reviews and discussions referred to above, the audit committee determined that the audited financial statements referred to above be included in the Company's annual report on Form 10-K accompanying this proxy statement for the fiscal year ended October 31, 2017.

Audit Committee
Ronald Jorgenson, Chair
Russell Derickson
David Eis
George Goblish

Independent Registered Public Accounting Firm

The audit committee has selected RSM US LLP as its independent registered public accounting firm for the fiscal year November 1, 2017 to October 31, 2018. A representative of RSM US LLP is expected to be present at the 2018 Annual Meeting to respond to appropriate questions from the members and will have an opportunity to make a statement if desired.

Audit Fees

The fees charged by our principal independent registered public accounting firm, RSM US LLP, during the last two fiscal years are as follows:

Category	Fiscal Year	Fees
Audit Fees	2017	$112,518
	2016	$112,727
Audit-Related Fees	2017	$—
	2016	$—
Tax Fees(1)	2017	$142,706
	2016	$34,977
All Other Fees	2017	$—
	2016	$—
(1) Tax fees relate primarily to professional services rendered in connection with research and development studies and related amendment of Form 1065 for 2013 and 2015, along with the preparation of the Company’s corporate income tax return and related tax planning and tax advice.

Prior to engagement of the principal independent registered public accounting firm to perform audit and tax services for the Company, the principal accountant was pre-approved by our audit committee pursuant to the Company's policy requiring such approval. One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by our audit committee.

NOMINATING COMMITTEE
The nominating committee of the Board operates under a charter adopted by the Board in 2009. A copy of the nominating committee charter is available on the Company's website at www.highwatereathanol.com. Under the charter, the nominating committee must have at least three members. The members of the nominating committee are George Goblish, Michael Landuyt and Michael Bents (who is not a member of our Board). The nominating committee held two meetings during the fiscal year ended October 31, 2017.
Based upon the size of the Company and the Board's familiarity with the Company since inception, the Board has also determined that each of the governors is qualified to suggest nominees for consideration to the nominating committee. The major responsibilities of a nominating committee are to:

•	Develop a nomination process for candidates to the Board;

•	Establish criteria and qualifications for membership to the Board;

•	Identify and evaluate potential governor nominees;

•	Recommend nominees to the Board to fill vacancies on the Board;

•	Recommend nominees to the Board for election or re-election.

The following list represents the types of criteria the nominating committee takes into account when identifying and evaluating potential nominees:

•	Agricultural, business and financial background;

•	Accounting experience;

•	Community or civic involvement;

•	Independence from the Company (i.e. free from any family, material business or professional relationship with the Company);

•	Lack of potential conflicts of interest with the Company;

•	Examples or references that demonstrate a candidate's integrity, good judgment, commitment and willingness to consider matters with objectivity and impartiality; and

•
Specific needs of the existing board relative to any particular candidate so that the overall board composition reflects a mix of talents, experience, expertise and perspectives appropriate to the Company's circumstances.

The nominating committee is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, each member of the nominating committee would be considered to be independent within the definition of independence provided by NASDAQ Rules 5605(a)(2). The nominating committee does not have a policy with regard to the consideration of diversity when identifying nominees.

Although the nominating committee does not have a policy for receiving nominations for governor positions from the Company's members, the Company solicited nominations for individuals to stand for election at the 2018 Annual Meeting by posting a notice regarding member nominations for governors in the Company's December 2017 newsletter which was distributed to the members and posted on the Company's website. The Company received the names of the three incumbents whose terms were expiring from the members to stand for election to the Company's Board at the 2018 Annual Meeting. The nominating committee determined to nominate those three candidates.

The Company believes that it is reasonable not to have a policy for receiving nominations for governor positions from the Company's members because the member control agreement provides a procedure for the members to nominate individuals to stand for election as governors. Notice of member nominations for candidates for governor must be given by following the procedures explained in Section 5.3(b) of the member control agreement. Section 5.3(b) of the member control agreement currently requires that written notice of a member's intent to nominate an individual for governor must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than 45 calendar days nor more than 90 calendar days prior to the annual meeting of the Company at which such elections are to be held. However, the proposed amendment to Section 5.3(b) of the member control agreement would require members to give written notice of a member's intent to nominate an individual not less than 120 days prior to the one year anniversary of the date the Company's proxy statement was released in connection with the previous year's annual meeting. If this amendment is approved at the 2018 Annual Meeting, this would be applicable for nominations for the 2019 annual meeting.

The notice to the Secretary shall set forth: (a) the name and address of record of the member who intends to make the nomination; (b) a representation that the member is a holder of record of units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (d) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (e) such other information regarding each nominee proposed by such member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission and (f) the consent of each nominee to serve as a governor of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a governor of the Company. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

COMPENSATION COMMITTEE
The members of our executive comittee are currently David Eis, Ronald Jorgenson, David Moldan and Luke Spalj. Our executive committee comprises our compensation committee. The executive committee does not operate under a charter. The executive committee held one meeting during the fiscal year ended October 31, 2017 to discuss compensation.

The executive committee is exempt from independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. However, all members of the executive committee would be considered to be independent within the definition of independence provided by NASDAQ Rules 5605(a)(2) with the exception of Luke Spalj. Mr. Spalj is not considered independent because his construction company, Rice Lake Construction Group, received in excess of $200,000 from the Company in at least one of the last three fiscal years in connection with the construction of a water pipeline.

For additional information on the responsibilities and activities of the executive committee, including the process for determining executive compensation; see the section of this proxy statement entitled "Compensation Discussion and Analysis."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No family relationships currently exist between any of the governors, nominees, officers, or key employees of the Company. We have engaged in transactions with related parties during the fiscal year ended October 31, 2017. Minnesota Supreme Feeders, Inc., a company owned and operated by our former governor, Warren Pankonin, and our current governor, Mark Pankonin, purchased distillers grains from the Company in the approximate amount of $541,000 during the fiscal year ended October 31, 2017. Warren Pankonin is also the father of our current governor, Mark Pankonin. In addition, Double Diamond, Inc., a company owned and operated by Mark Pankonin, purchased distillers grains from the Company in the approximate amount of $151,000 during the fiscal year ended October 31, 2017. The Company's Board reviews all transactions with related parties, as that term is defined by Item 404 of Regulation S-K, or any transaction in which related persons have an indirect interest. The Company's member control agreement includes a written policy that requires that any such related transaction be made on terms and conditions which are no less favorable to the Company than if the transaction had been made with an independent third party. Further, our member control agreement requires our governors to disclose any potential financial interest in any transaction being considered by the Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Brian Kletscher serves as our Chief Executive Officer and Lucas Schneider serves as our Chief Financial Officer. These individuals are referred to in this proxy statement as our "executive officers". The executive committee has responsibility for establishing, implementing and regularly monitoring adherence to the Company's compensation philosophy and objectives. The executive committee ensures that the total compensation paid to the executive officers is fair, reasonable and competitive.

The executive committee:

(1)	establishes and administers a compensation policy for the executive officers;

(2)	reviews and approves the compensation policy for all or our employees other than the executive officers;

(3)	reviews and monitors our financial performance as it affects our compensation policies or the administration of those policies;

(4)	reviews and monitors our succession plans; and

(5)	approves awards to our executive officers pursuant to our incentive plans.

All of the executive committee's actions are reported to the Board and, where appropriate, submitted to the Board for ratification. In determining the executive officers' compensation, the executive committee considers evaluations prepared by the governors. From time to time, the executive committee may delegate to the Chief Executive Officer the authority to implement certain decisions of the committee and to fulfill administrative duties.

In setting compensation, the executive committee took into account the member vote at our 2016 annual meeting called the "Say-on-Pay" proposal, where the members overwhelmingly voted to endorse the Company's system of compensating its executive officers. We anticipate that the next "Say-on-Pay" proposal and the advisory vote as to frequency of the "Say-on-Pay" proposal will occur at our 2019 annual meeting.

Compensation Philosophy and Objectives

The general philosophy of the Company is to provide competitive levels of compensation that are influenced by our performance, that reward individual achievements, and that enable us to retain qualified executives. Compensation consists of annual compensation, which includes base salary intended to provide a stable annual salary at a level consistent with individual contributions. In addition, the executive committee expects to maintain compensation plans which tie a portion of executive compensation to the Company's performance.

Compensation Committee Procedures

The executive committee is responsible for determining the nature and amount of compensation for the Company's executive officers. Our executive committee consists of four non-employee members of our Board.

The executive committee receives input from the executives on the personal performance achievements of the executives and management employees who report to them. These individual performance assessments determine a portion of the annual compensation for each executive. In addition, the executives provide input on salary increases, incentive compensation opportunities, and long-term incentive grants for the executives and management employees who report to them, which the executive committee considers when making executive compensation decisions.

The executive committee annually evaluates the performance of the executives in light of the goals and objectives of the Company's executive compensation plans, and determines and approves, or recommends to the Board for its approval, the compensation levels based on these evaluations. The executives are not present at either executive committee or Board-level deliberations concerning their own compensation. However, the Chief Executive Officer is present at deliberations concerning the Chief Financial Officer's compensation. The executive committee does its own performance review of the Chief Executive Officer and discusses the performance review with the Board. The Chief Executive Officer conducts the performance review of the Chief Financial Officer.

From time to time, the executive committee may delegate to the Chief Executive Officer the authority to implement certain decisions of the executive committee or to fulfill administrative duties.
Compensation Committee Report

The executive committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the executive committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Executive Committee
David Moldan, Chair
David Eis
Ronald Jorgenson
Luke Spalj

Compensation Components

Base Salary

Base salaries for our executive officers are established based on the scope of their roles, responsibilities, experience levels and performance, and taking into account competitive market compensation paid by comparable companies for similar positions. Base salaries are reviewed approximately annually, and may be adjusted from time to time to realign salaries with market levels after taking into account individual performance and experience.

Bonus

The Board adopted a bonus plan for the executives for the fiscal year ended October 31, 2017 (the "2017 Bonus Plan").  The purpose of the 2017 Bonus Plan is to reward the executives for their contributions that directly impact financial results and also to encourage compliance with certain legal and financial matters.  Under the 2017 Bonus Plan, the Chief Executive Officer can earn an annual bonus of up to 35% of his base salary and the Chief Financial Officer can earn an annual bonus of up to 32% of his base salary based on the Company meeting certain goals related to EBITDA, debt service, net income, financial reporting and compliance. These goals were generally assessed as of the end of our fiscal year on October 31, 2017.

The Board approved a bonus payable to our Chief Executive Officer in the amount of $32,878 and a bonus to our Chief Financial Officer in the amount of $21,197 under the 2017 Bonus Plan. The Board approved a bonus payable to our Chief Executive Officer in the amount of $21,424 and a bonus to our Chief Financial Officer in the amount of $12,618 under the bonus plan for the fiscal year ended October 31, 2016. The Board approved a bonus payable to our Chief Executive Officer in the amount of $20,800 and a bonus to our Chief Financial Officer in the amount of $17,150 under the bonus plan for the fiscal year ended October 31, 2015.

The Board adopted a bonus plan for the executives for the fiscal year ended October 31, 2018 (the "2018 Bonus Plan") similar to the 2017 Bonus Plan described above.

Employment Agreements with Executive Officers; Change of Control Agreements

On February 26, 2014, we entered into Employment Agreements (the "Agreements") with our Chief Executive Officer and our Chief Financial Officer. The Agreements provide for an initial base salary which is subject to review and adjustment on an annual basis and may be terminated upon thirty days written notice by the executive or the Company. However, the executives are each entitled to eighteen months continued salary and paid health care benefits in the event of their dismissal by the Company without cause with such amounts to be reduced by any salary earned in other employment during that period. If our Chief Executive Officer would have been dismissed without cause on October 31, 2017, and assuming that there was no reduction for salary earned in other employment, the Company estimates that it would have provided salary and health care benefits over an eighteen month period of approximately $318,000. If our Chief Financial Officer would have been dismissed without cause on October 31, 2017, and assuming that there was no reduction for salary earned in other employment, the Company estimates that it would have provided salary and health care benefits over an eighteen month period of approximately $213,000.

In addition, we may terminate the Agreements upon sixty days notice and payment of three years salary in the event of certain change in control events which include the sale of substantially all of the Company's assets, the sale of a majority of the Company's outstanding membership units and the merger or consolidation of the Company with another. Assuming that our Chief Executive Officer would have been dismissed due to a change in control event on October 31, 2017, the Company estimates that it would have paid a lump sum in the amount of $609,000. Assuming that our Chief Financial Officer would have been dismissed due to a change in control event on October 31, 2017, the Company estimates that it would have paid a lump sum in the amount of $412,000.

The executives are each entitled to an additional $10,000 for each completed year of employment following the execution of the Agreements to be invested in a life insurance or investment plan which vests in accordance with a vesting schedule over eight years of service with the Company. The Company is responsible for payment of income taxes in connection with the award. The award is paid on an annual basis at the fiscal year end. Upon disability of the executive or termination of employment, except for a termination by the Company for cause, the amounts would immediately vest. Assuming that our Chief Executive Officer would have become disabled or would have been dismissed other than for cause on October 31, 2017, the Company estimates that the amount vested would have been approximately $30,000. Assuming that our Chief Financial Officer would have become disabled or would have been dismissed other than for cause on October 31, 2017, the Company estimates that the amount vested would have been approximately $30,000.

The Agreements prohibit the executives from competing with the Company within thirty miles of the Company's facility during the term of the Agreements and for one year thereafter. The Agreements also restrict the executives from disclosing certain Company information, interfering with the Company and soliciting customers, suppliers or past or present employees of the Company in connection with a competitive business operating within thirty miles of the Company's facility.

Perquisites

We do not provide any material executive perquisites.

Accounting and Tax Treatment of Awards

None of our executive officers, governors, or employees receives compensation in excess of $1,000,000 and therefore the entire amount of their compensation is deductible by the Company as a business expense. Certain large executive compensation awards are not tax deductible by companies making such awards. None of our compensation arrangements are likely to reach this cap in the foreseeable future.

Compensation Committee Interlocks and Insider Participation

None of the members of the executive committee is or has been an employee of the Company. There are no interlocking relationships between the Company and other entities that might affect the determination of the compensation of our executive officers.

Summary Compensation Table

The following table sets forth all compensation paid or payable by the Company during the last three fiscal years to our executives. As of October 31, 2017, none of our executives had any options, warrants, or other similar rights to purchase securities of the Company.

Name and Principal Position	Fiscal Year	Salary	Bonus	All Other Compensation (1)	Total
Brian Kletscher, Chief Executive Officer	2017	$183,267	$32,878	$27,195	$243,340
	2016	$178,849	$21,424	$26,856	$227,129
	2015	$168,029	$20,800	$46,672	$235,501
Lucas Schneider, Chief Financial Officer	2017	$141,333	$21,197	$24,573	$187,103
	2016	$136,931	$12,618	$24,517	$174,066
	2015	$129,351	$17,150	$42,225	$188,726

(1)
These amounts include contributions by the Company to the defined contribution plan, allowance for non-participation in the Company insurance plans, payments to be used for insurance premiums and reimbursement for payment of taxes.

GOVERNOR COMPENSATION

We do not have a separate compensation committee for our Board. The Board has direct responsibility with respect to the compensation of the Company's governors. For the 2017 fiscal year, the governors received $450 for each regular board meeting attended and $250 for each committee meetings attended. Mileage and other reasonable travel expenses will be paid when attending Board meetings, committee meetings or representing the Company at the Company's request. David Moldan is currently serving as our chairman and receives compensation in the amount of $1,250 per month for his services as chairman of our Board in addition to compensation for attending regular board meetings and committee meetings. The vice chairman, Ronald Jorgenson and treasurer, Luke Spalj each receive compensation in the amount of $500 per month in addition to compensation for attending regular board meetings and committee meetings. Warren Pankonin served as our secretary until August 2017 and received compensation in the amount of $500 per month in addition to compensation for attending regular board meetings and committee meetings. Following the appointment of David Eis to secretary in August 2017, he received compensation in the amount of $500 per month in addition to compensation for attending regular board meetings and committee meetings. The additional compensation for each is paid if present for the monthly executive committee meeting.

The table below shows the compensation paid to each of our governors and our former governor for the fiscal year ended October 31, 2017. As of October 31, 2017, none of our governors had any options, warrants, or other similar rights to purchase securities of the Company.

Name	Fiscal Year	Fees Earned or Paid in Cash (1)	All Other Compensation(2)	Total Compensation
Russell Derickson	2017	$10,100	$484	$10,584
David Eis	2017	$12,650	$716	$13,366
William Garth (3)	2017	$5,800	$353	$6,153
George Goblish	2017	$10,150	$1,565	$11,715
Ronald Jorgenson	2017	$15,600	$1,771	$17,371
Michael Landuyt	2017	$9,600	$512	$10,112
David Moldan	2017	$23,600	$2,047	$25,647
Mark Pankonin(4)	2017	$1,900	$193	$2,093
Warren Pankonin(5)	2017	$7,650	$113	$7,763
Luke Spalj	2017	$10,700	$612	$11,312

(1)	Includes payment for regular Board meetings, committee meetings and additional monthly compensation for the chairman, vice chairman, treasurer and secretary.

(2)	Includes reimbursement for mileage and other reasonable travel expenses incurred in connection with services rendered to the Company.

(3)	The compensation is paid to Indeck Renewable Energy, LLC.

(4)	Mark Pankonin became a governor in August 2017 when he was appointed to fill a vacancy.

(5)	Warren Pankonin served as a governor until August 2017.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company's annual report to the Securities and Exchange Commission on Form 10-K, including the financial statements and the notes thereto, for the fiscal year ended October 31, 2017, accompanies the mailing of this proxy statement. The Company will provide each member solicited a copy of the Form 10-K without charge. The written request for the Form 10-K should be directed to David Moldan, Chairman of Highwater Ethanol, LLC at 24500 U.S. Highway 14, Lamberton, Minnesota 56152. The Form 10-K is also available from the SEC at 6432 General Green Way, Mail Stop 0-5, Alexandria, VA 22312-2413, by email at foiapa@sec.gov or fax at (703) 914-2413 or available from the SEC's internet site (www.sec.gov).

The Securities and Exchange Commission has approved a rule governing the delivery of annual disclosure documents. The rule allows the Company to send a single set of our annual report and proxy statement to any household at which two or more members reside, unless the Company has received contrary instructions from one or more member(s). This practice, known as "householding", is designed to eliminate duplicate mailings, conserve natural resources and reduce printing and mailing costs. Each member will continue to receive a separate proxy card. If you wish to receive a separate annual report or proxy statement than that sent to your household either this year or in the future, you may contact the Company by telephone at (507) 752-6160 or by written request to Highwater Ethanol, LLC at 24500 US Highway 14, Lamberton, MN 56152 and the Company will promptly deliver a separate copy of the proxy materials. If members of your household receive multiple copies of our annual report and proxy statement, you may request householding by contacting the Company by telephone at (507) 752-6160 or by written request to Highwater Ethanol, LLC at 24500 US Highway 14, Lamberton, MN 56152.

APPENDIX A

FORM OF THIRD AMENDED AND RESTATED OPERATING AGREEMENT

OF

HIGHWATER ETHANOL, LLC

Dated: Effective March 8, 2018.

~~SECOND~~ THIRD AMENDED AND RESTATED ~~MEMBER CONTROL~~OPERATING AGREEMENT OF HIGHWATER ETHANOL, LLC

TABLE OF CONTENTS

Page

ARTICLE I. THE COMPANY 1

1.1 Formation and Agreement 1
1.2 Name 1
1.3 Purpose; Powers 1
1.4 Principal Place of Business 2
1.5 Construction 2
1.6 Term 2
1.7 Registered Agent 2
1.8 Title to Property 2
1.9 Payment of Individual Obligations 2
1.10 Independent Activities; Transactions With Affiliates 2
1.11 Definitions 3

ARTICLE II. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS 8

2.1 Initial Capital Contributions 8
2.2 Additional Capital Contributions; Additional Units 8
2.3 Capital Accounts 8

ARTICLE III. ALLOCATIONS 9

3.1 Profits 9
3.2 Losses 9
3.3 Special Allocations 9
3.4 Regulatory Allocations 10
3.5 Loss Limitation 11
3.6 Other Allocation Rules 11
3.7 Tax Allocations: Code Section 704(c) 11
3.8 Tax Credit Allocations 12

ARTICLE IV. DISTRIBUTIONS 12

4.1 Net Cash Flow 12
4.2 Amounts Withheld 12
4.3 Limitations on Distributions 12

ARTICLE V. MANAGEMENT 12

5.1 Board of Governors 12
5.2 Number of Governors 12
5.3 Election of Governors 13
5.4 Authority of Governors 14
5.5 Governor as Agent 15

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5.6 Restriction on Authority of Governors 15
5.7 Meetings 16
5.8 Notice 16
5.9 Conduct of Meeting 16
5.10 Quorum 16
5.11 Manner of Acting; Informal Action 17
5.12 Absentee Governor 17
5.13 Presumption of Assent 17
5.14 Removal of Governors 17
5.15 Vacancies 17
5.16 Compensation 17
5.17 Committees; Authority 17
5.18 Voting; Potential Financial Interest 18
5.19 Duties and Obligations of Governors 18
5.20 Officers 18
5.21 Execution of Instruments 20
5.22 Limitation of Liability 20
5.23 Indemnification 20

ARTICLE VI. MEMBERSHIP UNITS; MEMBERS 21
6.1 Membership Units 21
6.2 Certificates; Surrender for Transfer 21
6.3 Members 21
6.4 Additional Members 22
6.5 Members' Voting Rights 22
6.6 Member Meetings 22
6.7 Place of Meeting 22
6.8 Conduct of Meetings 22
6.9 Notice 22
6.10 Contents of Notice 22
6.11 Adjourned Meetings 23
6.12 Waiver of Notice 23
6.13 Fixing of Record Date 23
6.14 Quorum and Proxies 23
6.15 Voting; Action by Members 23
6.16 Termination of Membership 23
6.17 Continuation of the Company 24
6.18 No Member Right of Redemption or Return of Capital 24
6.19 Waiver of Dissenters Rights 24
6.20 Loans 24

ARTICLE VII. ACCOUNTING, BOOKS AND RECORDS 24
7.1 Accounting, Books and Records 24
7.2 Delivery to Members and Inspection 24
7.3 Reports 25
7.4 Tax Matters Member; Partnership Representative 25

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ARTICLE VIII. AMENDMENTS **27**
8.1 Amendments 27

ARTICLE IX. TRANSFERS **27**
9.1 Restrictions on Transfers 27
9.2 Permitted Transfers 27
9.3 Conditions Precedent to Transfers 27
9.4 Prohibited Transfers 29
9.5 No Dissolution or Termination 29
9.6 Prohibition of Assignment 29
9.7 Rights of Unadmitted Assignees 29
9.8 Admission of Substitute Members 29
9.9 Representations Regarding Transfers 30
9.10 Distributions And Allocations In Respect of Transfer Units 31
9.11 Additional Members 31

ARTICLE X. DISSOLUTION AND WINDING UP **31**
10.1 Dissolution 31
10.2 Winding Up 31
10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts 32
10.4 Deemed Distribution and Recontribution 32
10.5 Rights of Unit Holders 32
10.6 Allocations During Period of Liquidation 32
10.7 Character of Liquidating Distributions 32
10.8 The Liquidator 32
10.9 Forms of Liquidating Distributions 33

ARTICLE XI. MISCELLANEOUS **33**
11.1 Notices 33
11.2 Binding Effect 33
11.3 Construction 33
11.4 Headings 33
11.5 Severability 33
11.6 Incorporation By Reference 33
11.7 Variation of Terms 34
11.8 Governing Law 34
11.9 Waiver of Jury Trial 34
11.10 Counterpart Execution 34
11.11 Specific Performance 34
11.12 No Third Party Rights 34

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~~SECOND~~ THIRD AMENDED AND RESTATED ~~MEMBER CONTROL~~OPERATING AGREEMENT OF HIGHWATER ETHANOL, LLC

THIS ~~SECOND~~ THIRD AMENDED AND RESTATED ~~MEMBER CONTROL~~OPERATING AGREEMENT (the "Agreement") is entered into effective as of the 4th ~~of March, 2011~~ 8th day of March 2018 (the "Effective Date"), by and among Highwater Ethanol, LLC, a Minnesota limited liability company (the "Company"), each of the Persons identified as Members on attached Exhibit "A," and any other Persons that may from time-to-time be subsequently admitted as Members of the Company in accordance with the terms of this Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in Section 1.11~~0~~.

WHEREAS, the Members adopted the Second Amended and Restated Member Control Agreement of the Company dated March 4, 2011; and

WHEREAS, the Members desire to amend and restate the Second Amended and Restated Member Control Agreement of the Company dated March 4, 2011, in order to elect application of the Minnesota Revised Uniform Limited Liability Act and to adopt certain amendments set forth herein; and

WHEREAS, the Board of Governors have approved, adopted and recommended the adoption of this Agreement, and the Members voted to adopt this Agreement at the Company's Meeting of Members held on March 8, 2018.

In consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I. THE COMPANY

1.1 Formation and Agreement. The initial Members formed the Company as a Minnesota limited liability company by filing Articles of Organization with the Minnesota Secretary of State on April 27, 2006. The Members hereby agree that this Agreement constitutes an "~~Member Control~~Operating Agreement" within the meaning of Section 322~~B.37~~ C.0102 of the Act. To the extent that the rights and obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement, to the extent permitted by the Act, shall control.

1.2 Name. The name of the Company shall be "Highwater Ethanol, LLC," and all business of the Company shall be conducted in such name.

1.3 Purposes; Powers. The nature of the business and purposes of the Company are to: (i) own, construct, operate, lease, finance, contract with, and/or invest in ethanol production and co-product production facilities; (ii) process feedstocks into ethanol and related co-products, and market such ethanol and co-products; and (iii) engage in any other business and investment activity in which a Minnesota limited liability company may lawfully be engaged, as determined by the Board of Governors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to, and in furtherance of, the purposes of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Board of Governors pursuant to Article V of this Agreement.

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1.4 1.4 Principal Place of Business. The Company shall continuously maintain a principal place of business in Minnesota. The principal place of business of the Company shall be 205 S. Main Street, PO Box 96, Lamberton, Minnesota 56152 or elsewhere as the Governors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company's principal place of business.

1.41.5 Construction. From and after the Effective Date, the rights and liabilities of the Members under the Agreement shall be as provided by the Minnesota Revised Uniform Limited Liability Act, Chapter 322C of the Minnesota Statutes, which such election was approved by the Members at a duly called meeting of the Members held on March 8, 2018 effective as of the Effective Date. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under the Act, but if any provision of this Agreement, or the application thereof to any Person or under any circumstances, shall be invalid or unenforceable to any extent under the Act, such provision shall be deemed severed from this Agreement with respect to such Person or such circumstance, without invalidating the remainder of this Agreement or the application of such provision to other Persons or circumstances, and a new provision shall be deemed to be substituted in lieu of the provision so severed which new provision shall, to the extent possible, accomplish the intent of the parties hereto as evidenced by the provision so severed.

1.65 Term. The term of the Company commenced on the date the Articles were filed with the Minnesota Secretary of State, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Article X of this Agreement.

1.76 Registered Agent. The Company shall continuously maintain a registered office and a registered agent for service of process in the State of Minnesota. The name and address of the Company's initial Registered Agent shall be Kevin K. Stroup, 300 O'Connell Street, Marshall, Minnesota 56258-2638.

1.87 Title to Property. All Property owned by the Company shall be owned by the Company as an entity and not in the name of any Member, and no Member shall have any ownership interest in such Property, except as a Member of the Company. Each Member's interest in the Company shall be personal property for all purposes.

1.98 Payment of Individual Obligations. The Company's credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member or Governor.

1.109 Independent Activities; Transactions With Affiliates. The Governors shall be required to devote such time to the business and affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that they deem appropriate in their discretion. Neither this Agreement nor any activity undertaken pursuant hereto shall: (i) prevent any Member or Governor or their Affiliates from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any other Member; or (ii) require any Member or Governor to permit the Company or any other Governor or Member or their Affiliates to participate in any such activities. As a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Governors are hereby authorized to cause the Company to purchase Property from, sell Property to, or otherwise deal with, any Member (including any Member who is also a Governor), or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company

2

than if the sale, purchase or other transaction had been entered into with an independent third party in the same geographic location who provides comparable goods or services which could reasonably be made available to the Company. For such transactions the Governors shall, as fiduciaries, determine such arrangements are in the best interest of the Company. All such transactions shall be embodied in a written contract, the material terms of which shall be fully disclosed to the Members. Governors shall not engage in reciprocal business arrangements which circumvent any restrictions contained in the Agreement against dealing with Affiliates. In addition, Officers and Governors can only purchase the Company's securities being sold to the public at a price equal to that paid by unaffiliated purchasers.

1.11~~0~~ Definitions. Capitalized words and phrases used in this Agreement have the following meanings:

(a) "Act" means the Minnesota Revised Uniform Limited Liability Company Act, Chapter 322C~~B~~ of the~~,~~ Minnesota Statutes~~, (2004),~~ as amended from time to time, or any corresponding provisions of any succeeding law.

(b) "Adjusted Capital Account Deficit" means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) crediting to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) debiting to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(c) "Affiliate" means, with respect to any Person or entity: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or entity; (ii) any officer, director, general partner, member or trustee of any such Person or entity; or (iii) any Person or entity who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms "controlling," "controlled by" or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect a majority of the Governors, members, or persons exercising similar authority with respect to such Person or entities.

(d) "Agreement" means the Company's Third Amended and Restated ~~Member Control~~Operating Agreement, including all schedules and exhibits as attached hereto, as amended from time to time.

(e) "Articles" means the Company's Articles of Organization on file with the Minnesota Secretary of State's Office, as amended from time to time.

(f) "Assignee" means a transferee of Units who is not admitted as a Substitute Member pursuant to Section 9.8 of this Agreement.

(g) "Capital Account" means the separate capital account maintained for each Unit Holder in accordance with Section 2.3 of this Agreement.

(h) "Capital Contributions" means, with respect to any Member, the amount of money (US Dollars), and the initial Gross Asset Value of any assets or property other than money, contributed by the Member or such Member's predecessors in interest to the Company, (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section

3

752) with respect to the Units held or purchased by such Member, including additional Capital Contributions.

(i) "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

(j) "Company" means Highwater Ethanol, LLC, a Minnesota limited liability company.

(k) "Company Minimum Gain" has the meaning given the term "partnership minimum gain" in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

(l) "Debt" means: (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by notes, bonds or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company, whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations, contingent or otherwise, under direct or indirect guarantees of indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above. Notwithstanding the foregoing, however, Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company's business and are not delinquent or are being contested in good faith by appropriate proceedings.

(m) "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Governors.

(n) "Dissolution Event" shall have the meaning set forth in Section 10.1 of this Agreement.

~~(o) "Effective Date" means February 26, 2007.~~

(o~~p~~) "Facilities" means the ethanol and co-product production facilities to be constructed and operated by the Company.

(p~~q~~) "Fiscal Year" means: (i) any twelve-month period commencing on November 1 and ending on October 31; and (ii) the period commencing on the immediately preceding November 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Article X of this Agreement, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.

(q~~r~~) "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

(r~~s~~) "Governor" means any Person who: (i) is elected as a Governor pursuant to Article V of this Agreement or who has otherwise become a Governor pursuant to the terms of this Agreement; and (ii) has not ceased to be a Governor pursuant to the terms of this Agreement. "Board of Governors" or

4

"Governors" mean all such Persons. A Governor shall be deemed to be an "Independent Governor" if; (i) the Governor is not an oOfficer or employee of the Company, its subsidiaries, if any, or its affiliates and has not been an Oofficer or employee of the Company, its subsidiaries, if any, or its affiliates within the last two (2) years; (ii) is not a promoter as defined by the North American Securities Administrators Association (NASAA); and (iii) does not have a material business or professional relationship with any of the Company's affiliates, any such relationship shall be deemed material per se if it exceeds five (5) percent of the Governor's annual gross revenue, derived from all sources, during either of the last two years, or the Governor's net worth on a fair market value basis.

(st) "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Governors, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 of this Agreement shall be as set forth in such Section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Governors as of the following times: (A) upon the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) upon the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company; and (C) upon the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Governors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Governors; and (iv) The Gross Asset Values of Company assets shall be increased or decreased, as applicable, to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of "Profits" and "Losses" or Section 3.3(c) of this Agreement; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv) of this paragraph, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

(tu) "Issuance Items" has the meaning set forth in Section 3.3(h) of this Agreement.

(uv) "Liquidation Period" has the meaning set forth in Section 10.6 of this Agreement.

(vw) "Liquidator" has the meaning set forth in Section 10.8 of this Agreement.

(wx) "Member" means any Person: (i) whose name is set forth as such on Exhibit "A" initially attached hereto or as it may be amended from time to time, or who has become a Member pursuant to the terms of this Agreement; and (ii) who is the owner of one or more Units and has not ceased to be a Member pursuant to the terms of this Agreement. "Members" means all such Persons.

(xy) "Membership Financial Rights" means collectively, a Member's share of "Profits" and "Losses," the right to receive distributions of the Company's assets, and the right to information concerning the business and affairs of the Company as required by the Act. The Membership Financial Rights of a Member is quantified by the unit of measurement referred to herein as "Units."

5

(yz) "Membership Interest" means collectively, the Membership Financial Rights and the Membership Voting Interest.

(zaa) "Membership Voting Interest" means collectively, a Member's right to vote as set forth in this Agreement or as required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to One (1) vote for each Unit registered in the name of such Member as shown in the Unit Holder Register.

(aabb) "Net Cash Flow" means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for Company expenses, debt payments, capital improvements, replacements and contingencies, all as reasonably determined by the Governors. "Net Cash Flow" shall not be reduced by Depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established.

(bbcc) "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

(ccdd) "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

(ddee) "Officer" means any Person who: (i) is appointed as an Officer pursuant to Section 5.19 of this Agreement or who has otherwise become an Officer pursuant to the terms of this Agreement; and (ii) has not ceased to be an Officer pursuant to the terms of this Agreement. "Officers" mean all such Persons.

(eeff) "Permitted Transfer" has the meaning set forth in Section 9.2 of this Agreement.

(ffgg) "Person" means any individual, general or limited partnership, joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.

(gghh) "Profits and Losses" mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or

6

loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

(hhii) "Property" means all real and personal property acquired by the Company (including cash), and any improvements thereto, and shall include both tangible and intangible property.

(iijj) "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

(jjkk) "Regulatory Allocations" has the meaning set forth in Section 3.4 of this Agreement.

(kkll) "Related Party" means the adopted or birth relatives of any Person and such Person's spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person's (and such Person's spouse's) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.

(llmm) "Securities Act" means the Securities Act of 1933, as amended.

(mmnn)"Tax Matters Member" has the meaning set forth in Section 7.4 of this Agreement.

(nnoo) "Transfer" means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, to voluntarily or involuntarily transfer, give, sell, exchange, assign, pledge, bequest, hypothecate or otherwise dispose of.

(oopp) "Unit" means an ownership interest in the Company issued in consideration of a Capital Contribution made as provided in Article II of this Agreement.

(ppqq) "Unit Holder" means any Person who is the owner of one or more Units. "Unit Holders" means all such Persons.

(qqrr) "Unit Holder Nonrecourse Debt" has the same meaning as the term "partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

(rrss) "Unit Holder Nonrecourse Debt Minimum Gain" means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

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(ss~~tt~~) "Unit Holder Nonrecourse Deductions" has the same meaning as the term "partner nonrecourse deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

(tt~~uu~~) "Unit Holder Register" means the register maintained by the Company at its principal office or by the Company's duly appointed agent, setting forth the name, address and Capital Contributions of each Unit Holder (or such Unit Holder's predecessors in interest), and the number of Units, certificate number(s) and date of issuance of Units issued to each Unit Holder, which register shall be modified from time to time as additional Units are issued and as Units are Transferred pursuant to this Agreement.

ARTICLE II. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1 Initial Capital Contributions. The name, address, initial Capital Contribution and initial Units quantifying the Membership Interest of each of the initial Members are set forth on Exhibit "A" attached hereto, and shall also be set forth on the Unit Holder Register.

2.2 Additional Capital Contributions; Additional Units. No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder's original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.6, additional Units may be issued in consideration of Capital Contributions as agreed to between the Governors and the Persons acquiring such Units. The Members shall have no preemptive rights pursuant to ~~Section 322B.33 of~~ the Act.

2.3 Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

(a) To each Unit Holder's Capital Account there shall be credited: (i) such Unit Holder's Capital Contributions; (ii) such Unit Holder's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement; and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;

(b) To each Unit Holder's Capital Account there shall be debited: (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

(c) In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above Code Section 752(c) and any other applicable provisions of the Code and Regulations shall be taken into account.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted

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and applied in a manner consistent therewith. In the event the Governors determine that it is prudent to modify the manner in which Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Governors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article X of this Agreement upon the dissolution of the Company. The Governors also shall: (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q); and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

ARTICLE III. ALLOCATIONS

3.1 Profits. After giving effect to the special allocations in Sections 3.3 and 3.4 of this Agreement, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.2 Losses. After giving effect to the special allocations in Sections 3.3 and 3.4 of this Agreement, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.3 Special Allocations. The following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b) Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder's share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall

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be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.3(c) were not in the Agreement.

(d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of: (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, then in such circumstance each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Sections 3.3(c) and 3.3(d) were not in this Agreement.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.

(f) Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the "Issuance Items") shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

3.4 Regulatory Allocations. The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Unit Holders that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the Governors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Unit Holder's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unit Holder would

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have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).

3.5 Loss Limitation. Losses allocated pursuant to Section 3.2 of this Agreement shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 of this Agreement, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder's Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

3.6 Other Allocation Rules.

(a) For purposes of determining Profits, Losses and any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Governors using any permissible method under Code Section 706 and the Regulations thereunder.

(b) The Unit Holders are aware of the income tax consequences of the allocations made by this Article III and hereby agree to be bound by the provisions of this Article III in reporting their shares of Company income and loss for income tax purposes.

(c) Solely for purposes of determining a Unit Holder's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders' aggregate interests in Company Profits shall be deemed to be as provided in the Capital Accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Governors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.

(d) Profits and Losses to the Unit Holders shall be allocated among the Unit Holders in the ratio which each Unit Holder's Units bears to the total number of Units issued and outstanding.

3.7 Tax Allocations; Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value. In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value in Section 1.110(t) of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Governors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

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3.8 Tax Credit Allocations. All income tax credits with respect to the Company's property or operations shall be allocated among the Members in accordance with their respective Membership Interests for the Fiscal Year during which the expenditure, production, sale or other event giving rise to such credits occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of Regulations Section 1.704-1(b)(4)(ii) and shall be interpreted consistently therewith.

ARTICLE IV. DISTRIBUTIONS

4.1 Net Cash Flow. Subject to the terms and conditions of any applicable loan covenants and restrictions, the Governors, in their sole discretion, shall make distributions of Net Cash Flow, if any, to the Unit Holders in proportion to Units held. In determining Net Cash Flow, the Governors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.

4.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations, to the Unit Holders and to pay over to any federal, state, local or foreign government, any amounts required to be so withheld, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3 Limitations on Distributions. The Company shall make no distributions to the Unit Holders except as provided in this Article IV and in Article X of this Agreement. Notwithstanding any other provision, no distribution shall be made if not permitted to be made under the Act.

ARTICLE V. MANAGEMENT

5.1 Board of Governors. The Company shall be managed by a Board of Governors whose members are elected in accordance with Section 5.3. Except as otherwise provided in this Agreement or required by law, the Board of Governors shall direct the business and affairs and exercise all of the powers of the Company, and shall adopt such policies, rules, regulations and actions as they deem advisable. Subject to Section 5.6 of this Agreement or any other express provisions of this Agreement, the business and affairs of the Company shall be managed by or under the direction of the Governors and not by the Members. No Member, other than a Member acting in his or her capacity as a Governor or Officer of the Company, has the power or authority to act for or on behalf of the Company, to bind the Company by any act, or to incur any expenditures on behalf of the Company.

5.2 Number of Governors. The number of Governors shall be a minimum of Three (3) and a maximum of Fifteen (15). Prior to any action by the Members to change or fix the number of Governors, the number of Governors may be changed from time to time within that variable range by the Governors. Once the Members have taken action to change or fix the number of Governors, the Governors shall no longer have any authority to change the number of Governors from the number last approved by the Members. The Members may increase or decrease the number of Governors last approved, and may change from a variable range to a fixed number or vice versa, at any annual or special meeting. At the first annual meeting of Members and at each annual meeting thereafter the Members shall elect Governors to hold office for the term for which elected, and until the successors of such Governor shall have been elected and qualified. Governors need not be residents of the State of Minnesota or Members of the Company.

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5.3 Election of Governors.

(a) Election of Governors and Terms. The initial Governors shall be appointed by the initial Members and shall serve until the first annual meeting of the Members following the date on which substantial operations of the Facilities commence, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Governor. In accordance with Section 5.2 of this Agreement, at the first annual meeting of the Members following the date on which substantial operations of the Facilities commence, the number of Governors shall automatically become fixed at Nine (9). After the expiration of the initial terms of the Governors, at each annual meeting of the Members, Governors shall be elected by the Members for staggered terms of Three (3) years (except as hereafter provided with respect to the initial terms of Group I and Group II Governors) and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Governor. The initial Governors shall conduct a lottery to separately identify the Governor positions to be elected at the first annual meeting following the date on which substantial operations of the Facilities commence, and shall so classify each such Governor position as Group I, Group II or Group III, with such classification to serve as the basis for the staggering of terms among the elected Governors. The term of Group I Governors shall expire first (initial term of 1 year with successors elected to 3 year terms thereafter), followed by those of Group II Governors (initial term of 2 years with successors elected to 3 year terms thereafter), and then Group III Governors (initial and subsequent terms of 3 years).

(b) Nominations for Governors. One or more nominees for Governor positions up for election shall be named by the then-current Governors or by a nominating committee established by the Governors. Nominations for the election of Governors may also be made by any Member entitled to vote in the election of Governors. For elections held prior to the election of Governors at the annual meeting of the Members held in 2019, any ~~Any~~ Member that intends to nominate a Person for election as a Governor may do so only if written notice of such Member's intent to make such nomination is given, either by personal delivery or by United States~~d~~ mail, postage prepaid, to the Secretary of the Company not less than Forty-five (45) nor more than Ninety (90) days prior to the annual meeting of the Company at which such elections are to be held. Beginning with the election of Governors by Members at the annual meeting of the Members held in 2019 and at any election held thereafter, any Member that intends to nominate a Person for election as a Governor may do so only if written notice of such Member's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than 120 calendar days before the anniversary date of the release of the Company's proxy materials to Members in connection with the previous year's annual meeting. However, if the date of the current year's annual meeting is changed by more than 30 days from the anniversary date of the previous year's meeting, then the deadline is a reasonable time, as determined by the Board of Governors, before the Company releases its proxy materials for the annual meeting of the Company. Each such notice shall set forth: (i) the name and address of record of the Member who intends to make the nomination; (ii) a representation that the Member is a holder of record of Units entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the Person specified in the notice; (iii) the name, age, address and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the Member and each nominee and any other Person(s) pursuant to which such nominations are to be made; (v) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a Governor of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Governor. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if so determined, the defective nomination shall be disregarded. The amendment or

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repeal of this Section 5.3 or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests.

5.4 Authority of Governors. Subject to the limitations and restrictions set forth in this Agreement and the Act, the Governors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a "Governor" under the Act including, without limitation, the right and power to do or perform, and the further right and power by resolution to delegate to the Officers or such other Persons as the Governors deem appropriate, the right and power to do or perform, the following:

(a) Conduct the business and carry on the operations of the Company, and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country, which may be necessary or convenient to effect any or all of the purposes for which the Company is organized;

(b) Acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(c) Operate, maintain, finance, improve, construct, own, operate, sell, convey, assign, mortgage and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(d) Execute any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the management, maintenance and operation of the business and affairs of the Company, including executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Governors and where permitted, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Governors;

(e) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge or other lien on any Company assets;

(f) Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract or other instrument purporting to convey or encumber any or all of the Company assets;

(g) Prepay in whole or in part, refinance, increase, modify or extend any liabilities affecting the assets of the Company and in connection therewith, execute any extensions or renewals of encumbrances on any or all of such assets;

(h) Care for and distribute funds to the Members by way of cash income, return of capital or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company and this Agreement;

(i) Hire or contract on behalf of the Company for the employment and services of employees and independent contractors, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

(j) Engage in any kind of activity and perform and carry out contracts of any kind necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be

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lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

(k) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement or the Articles, as may be necessary or appropriate to accomplish the purposes of the Company;

(l) Institute, prosecute, defend, settle, compromise and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Governors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and engage counsel or others in connection therewith;

(m) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

(n) Agree with any Person as to the form and other terms and conditions of such Person's Capital Contribution to the Company and cause the Company to issue Membership Interests and Units in consideration for such Capital Contribution; and

(o) Indemnify Members, Governors or Officers, or former Members, Governors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.

5.5 Governor as Agent. Notwithstanding the power and authority of the Governors to manage the business and affairs of the Company, no Governor shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Governors have authorized the Governor to take such action.

5.6 Restrictions on Authority of Governors.

(a) Notwithstanding any provision in this Agreement to the contrary, the Governors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:

(i) Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 of this Agreement;

(ii) Knowingly engage in any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii) Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

(iv) Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.

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(b) The Governors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:

(i) Merge, consolidate, exchange or otherwise dispose of all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;

(ii) Issue Units at a purchase price of less than $5,000 per Unit;

(iii) Issue more than an aggregate of 10,000 Units; or

(iv) Cause the Company to acquire any equity or debt securities of any Governor or any of its Affiliates, or otherwise make loans to any Governor or any of its Affiliates.

The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Governor that are specified in the Act as requiring the consent or approval of the Members. Unless otherwise required by this Agreement or the Act, any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.

5.7 Meetings. A regular meeting of the Governors shall be held, without other notice than this Section, immediately after, and at the same place as, the annual meeting of the Members. Additionally, the Governors may, by resolution, prescribe the time and place for holding regular meetings and may provide that such resolution constitutes notice thereof. If the Governors do not prescribe the time and place for the holding of regular meetings, such regular meetings shall be held at the time and place specified in the notice of each such regular meeting. Unless otherwise prescribed by statute, special meetings may be called by, or at the request of, the President or any Two (2) or more Governors. The Governors may designate any location as the place of any regular or special meeting. If no designation is made, the place of meeting shall be the principal office of the Company.

5.8 Notice. Notice shall be given to each Governor with respect to any special meeting of the Governors, stating the date, time and place of the meeting. Such notice shall be given at least Two (2) days prior thereto and shall be in writing, unless oral notice is reasonable under the circumstances. If mailed, such notice shall be deemed to be delivered on the earlier of Five (5) days after deposit in the U.S. mail addressed to the Governor's address as shown on the Company's records with postage prepaid, or upon receipt. Any Governor may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the Governor entitled to notice, and filed with the minutes relating to the action taken. A Governor's attendance at a meeting shall constitute a waiver of notice of such meeting, except where such Governor attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Governors need be specified in the notice or waiver of notice of such meeting.

5.9 Conduct of Meeting. All Governors, to the extent possible, shall personally attend all Governors meetings. However, any Governor may participate in any regular or special meeting by any means of communication by which all Governors participating may simultaneously hear each other during the meeting. A Governor participating in a meeting by this means is deemed to be present in person.

5.10 Quorum. A majority of the duly elected and qualified Governors shall constitute a quorum for the transaction of business. If less than a quorum is represented at a meeting, the Governors represented may adjourn the meeting and reschedule it for a later date without further notice. At such adjourned and

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rescheduled meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. Governors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of Governors to leave less than a quorum.

5.11 Manner of Acting; Informal Action. Except as otherwise provided in this Agreement, the act of a majority of the Governors at a meeting at which a quorum is present shall be the act of the Governors. Unless otherwise provided by law, any action required or permitted to be taken at a meeting of the Governors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all Governors entitled to vote with respect the subject matter thereof.

5.12 Absentee Governor. A Governor may give advance written consent or opposition to a proposal to be acted on at a meeting of the Governors. If the Governor is not present at the meeting, consent or opposition to a proposal does not constitute presence for purpose of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Governor has consented or objected.

5.13 Presumption of Assent. A Governor present at a meeting shall be presumed to have assented to action taken, unless the dissent of such Governor is entered in the minutes of the meeting or unless such Governor files a written dissent to such action with the other Governors before the adjournment thereof or forwards such dissent by mail to the other Governors immediately after the adjournment thereof. Such right to dissent shall not apply to a Governor who voted in favor of an action.

5.14 Removal of Governors. The Members may remove a Governor, with or without cause, at a meeting called for that purpose, if notice has been given that a purpose of the meeting is such removal.

5.15 Vacancies. Any vacancy occurring in the Board of Governors may be filled by the affirmative vote of a majority of the remaining Governors. A Governor elected to fill a vacancy shall be elected for the unexpired term of such Governor's predecessor in office. Any vacancy to be filled by reason of any increase in the number of Governors shall be filled by election at an annual or special meeting of the Members called for that purpose.

5.16 Compensation. The Governors shall have authority to establish reasonable compensation of all Governors for services to the Company as Governors, Oofficers or otherwise, and to provide for reimbursement to Governors of their reasonable expenses of attending Governors' meetings.

5.17 Committees; Authority. The Governors may create such committees, and appoint such Governors to serve on them, as the Governors deem appropriate. Each committee must have Two (2) or more Governors, who serve at the pleasure of the Governors. The creation of a committee, and the appointment of Governors to serve on it, must be approved by a majority of the Governors. The procedural requirements for Board of Governor meetings under this Article V shall also apply to committee meetings. Committees may exercise only those aspects of the Governors' authority which are expressly conferred by the Governors by express resolution. Notwithstanding the foregoing, however, a committee may not, under any circumstances: (i) apportion or authorize distributions; (ii) approve or propose any action for which the Act requires Member approval; (iii) elect Officers; (iv) fill vacancies on the Board of Governors or on any of its committees; (v) adopt, amend, or repeal the Articles or this Agreement; (vi) approve a plan of merger; (vii) authorize or approve the reacquisition of Units, except according to a formula or method prescribed by the Governors; or (ix) authorize or approve the issuance

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or sale or contract for sale of Units or determine the designation and relative rights, preferences, and limitations of a class or series of Units.

5.18 Voting; Potential Financial Interest. Any Governor shall be disqualified from voting on any matter solely by reason of such Governor's (or his/her Affiliate's) potential financial interest in the outcome of such vote regardless of whether the Governor reasonably disclosed the potential conflict of interest at the time of such vote.

5.19 Duties and Obligations of Governors. The Governors shall cause the Company to conduct its business and operations separate and apart from that of any Governor or any Governor's Affiliates. The Governors shall take all actions which may be necessary or appropriate: (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Minnesota and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged; and (ii) for the accomplishment of the Company's purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. ~~Each Governor shall have the duty to discharge the foregoing duties in good faith, in a manner the Governor believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Governors shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Governor's immediate possession or control. The Governors shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Company. The Company shall not permit Members to contract away the fiduciary obligation owed to Members by Governors under the Act or common law. The Governors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.~~ Governors shall not receive any rebates or give-ups, nor may they participate in any reciprocal business arrangements. No Governor shall directly or indirectly pay or award any commissions or other compensation to any Person engaged to sell Units or give investment advice to potential Members, provided that this clause shall not prohibit the payment to a registered broker-dealer or other properly licensed Person of normal sales commissions for selling Units. All material and affiliated transactions and loans, and any forgiveness of loans, must be approved by a majority of the Company's independent governors as defined in Section 1.1~~0~~1~~(s)~~ who do not have an interest in the transactions and who have access, at the Company's expense, to Company's legal counsel. The Governors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that the Governor may deem appropriate in such Governor's discretion. Each Governor shall have the duty to discharge the foregoing duties in good faith, in a manner the Governor believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Governors shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Governor's immediate possession or control. The Governors shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Company. The Company shall not permit Members to contract away the fiduciary obligation owed to Members by Governors under the Act or common law. Each Governor and Officer shall not engage with respect to the Company, (i) in any act or omission which involves intentional harm to a Member or the Company or intentional violation of criminal law; (ii) in any transaction from which the Governor or Officer would receive an improper personal benefit; (iii) or *ultra vires* acts. Except as provided herein, the Governors and officers shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner and a Governor or Officer who so performs those duties shall not be liable by reason of being a Governor or Officer of the Company.

5.20 Officers. The O~~o~~fficers of the Company shall be appointed by the Governors and shall include a President, a Vice-President, a Secretary, a Treasurer, and such other Officers and assistant Officers as the Governors shall determine. One person may simultaneously hold more than one office. The Officers'

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terms shall be specified by the Governors. If no term is specified, they shall hold office until the first meeting of the Governors held after the next annual meeting of the Members. If the appointment of Officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. Each Officer shall hold office until the Oofficer's successor is duly appointed and qualified, until the Officer's death, or until the Officer resigns or is removed by the Governors. The designation of a specified term does not grant to an Officer any contract rights; and unless otherwise provided in a signed contract with the Company, Officers will be "at-will employees" subject to removal by the Governors at any time, with or without cause.

Any Oofficer may resign at any time by giving written notice to the President or the Secretary of the Company. Unless otherwise noted in the notice, the resignation shall be effective upon receipt.

The Officers, and their duties and responsibilities shall be as follows:

(a) President. The President shall be the chief executive officer of the Company and shall, subject to Governors' control, generally supervise and control the Company's business and affairs. The President shall, when present, preside at all Governors' and Member meetings, and shall perform all duties incident to the office of President and such other duties as may be prescribed by this Agreement or by the Governors. For purposes of the Act, the President shall be deemed the Chief Manager (as such term is defined and used in the Act) of the Company.

(b) The Vice President(s). If one or more Vice Presidents are appointed by the Governors, the Vice President (or in the event there be more than one, the appropriate Vice President, as designated by the Governors, or in the absence of any designation, then in the order of appointment) shall perform the duties of the President in the event of the President's absence, death, inability or refusal to act. When so acting, a Vice President shall have all of the powers, and be subject to all of the restrictions upon, the President. In addition, Vice Presidents shall perform such other duties as may be prescribed by this Agreement or by the Governors.

(c) The Secretary. The Secretary shall: (i) keep the minutes of the Governor and Member meetings; (ii) see that all notices are duly given in accordance with this Agreement and as required by law; (iii) serve as the custodian of the Company's records; (iv) when requested or required, authenticate any Company records; (v) keep and maintain the Unit Holder Register and the Unit transfer books of the Company; and (vi) perform all duties incident to the office of Secretary and such other duties as may be prescribed by this Agreement or by the Governors.

(d) The Treasurer. The Treasurer shall be the chief financial officer of the Company and shall: (i) have charge and custody of, and be responsible for, all funds and securities of the Company; (ii) receive and give receipts for moneys due and payable to the Company, and deposit all such moneys in the name of the Company in such banks, trust companies or other depositories as shall be selected in accordance with this Agreement; and (iv) generally perform all duties incident to the office of Treasurer and such other duties as may be prescribed by this Agreement or by the Governors.

(e) Other Assistants and Acting Officers. The Governors shall have the power to appoint any Person to act as assistant to any Officer, or to perform the duties of such Officer, whenever for any reason it is impracticable for such Oofficer to act personally. Any such assistant or acting Officer shall have the power to perform all the duties of the office to which he or she is appointed to be an assistant, or as to which he or she is appointed to act, except as such power may be otherwise defined or restricted by the Governors. Additionally, unless prohibited by a resolution of the Governors, any Officer may delegate in writing some or all of the duties and powers of such Officer's position to other Persons. An

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Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.

Salaries of the Officers shall be fixed from time to time by the Governors, and no Officer shall be prevented from receiving a salary due to the fact that such Officer is also a Governor.

5.21 Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by: (i) the President; or (ii) such other Officers or Persons who may be authorized to do so by specific resolution of the Governors.

5.22 Limitation of Liability; Indemnification. No Governor or Officer shall be liable, responsible or accountable, in damages or otherwise, to any Member or to the Company for any act or omission performed or omitted by the Governor or Officer in good faith and on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Governor or Officer by this Agreement, except that a Governor or Officer shall be liable for acts of fraud, gross negligence, intentional infliction of harm on the Company or a Member, intentional violation of criminal law, a breach of his or her fiduciary duty of loyalty or other fiduciary duties, if any, or any *ultra vires* acts. A Governor or Officer shall be entitled to rely in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by a Person the governor or Officer reasonably believes are within the other Person's professional or expert competence. This Section shall not eliminate or limit the liability of a Governor or Officer for any act or omission occurring prior to the date when this Agreement became effected, if such limitation or elimination of liability of a Governor or Officer for those acts or omissions is prohibited by the Act then in effect. Any repeal or modification of this Section shall not adversely affect any right or protection of a Governor or Officer existing at the time of that repeal or modification. If the Act is hereafter amended to authorize the further elimination of limitation of liability of a Governor or Officer, then the liability of the Governor or Officer shall be limited to the fullest extent permitted by the Act. Governors and Officers shall be subject to fiduciary duties or to personal liability for breaches of these duties only as provided in this Agreement. Any fiduciary duties not expressly provided for in this Agreement for such Persons are hereby waived to the fullest extent permitted by the Act.

5.23 Indemnification. The Company shall indemnify and hold harmless each Governor or Officer for any act performed in good faith by such Governor Officer for any losses, claims, damages, judgments, fines or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines or liabilities, and any amounts expended in settlement of any claims (collectively, "Losses"), arising from any and all investigation, claim, action, suit or proceeding by or in the right of the Company to procure a judgment in its favor (each, a "Proceeding"), in which the Governor or Officer is involved or threatened to be involved in, as a party or otherwise, by reason of its status as a Governor or Officer, to the fullest extent permitted by the Act other than for acts for which the Governor or Officer is liable to the Company pursuant to Section 5.22 of this Agreement. The obligations of the Company under this Section 5.23 shall survive (i) the expiration, termination or cancellation of any Governor or Officer's employment or other relationship with the Company, and (ii) any Transfer of the Governor or Officer's Units. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Governor or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Governor or Officer, in connection with the business of the Company, or in the event of any action by a Unit Holder against a Governor, including a derivative suit, including reasonable attorneys' fees incurred by such Governor or Oofficer in connection with the defense of any action based on any such act or omission, provided that (i) the Governor or Oofficer has

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~~determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Governor or Oofficer was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of negligence or misconduct by the Governor or Oofficer; and (iv) such indemnification or agreement to hold harmless is recoverable only out of Company net assets and not from the holders of any Membership Interests.~~ The advancement of Company funds to a Governor or O~~o~~fficer for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be allowed only if: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a holder of any Membership Interests, or the legal action is initiated by a holder of a Membership Interest and a court of competent jurisdiction specifically approves such advancement; and (iii) the Governor or O~~o~~fficer undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such person is found not to be entitled to indemnification. Notwithstanding anything to the contrary above, a Governor or O~~o~~fficer shall be indemnified for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws only if one or more of the following conditions is met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. The Company may purchase and maintain insurance on behalf of any Person in such Person's official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, so long as the Company does not incur the cost of that portion of liability insurance which insures such Person for any liability as to which the Person is prohibited from being indemnified under this paragraph.

ARTICLE VI. MEMBERSHIP UNITS; MEMBERS

6.1 Membership Units. The Company is initially organized with One (1) class of Membership Interests, designated in Units, which Units are initially the only class of equity in the Company. The Units shall have no par value and shall be of a single class with identical rights. The Company shall have a first lien on the Units of any Member for any debt or liability owed by such Member to the Company. Additional and different classes of Membership Interests represented by different Units may be created and issued to new or existing Members on such terms and conditions as the Governors may determine. Such additional and different classes may have different rights, powers and preferences (including, without limitation, voting rights and distribution preferences), which may be superior to those of existing Members. Members shall have no preemptive rights to acquire additional or newly created Units.

6.2 Certificates; Surrender for Transfer. Certificates representing Units shall be in such form as shall be determined by the Governors, in their discretion. If a certificate is lost, destroyed or mutilated, a new one may be issued upon such terms and indemnity to the Company as the Governors may prescribe. No new certificate shall be issued until the former certificate for a like number of Units has been surrendered and canceled.

6.3 Members. Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit "B" attached hereto and such other documents as may be required by the Governors. Membership Interests and Units of the Members shall be set forth on Exhibit "A" to this Agreement, as amended from time to time.

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6.4 Additional Members. No Person shall become a Member without the approval of the Governors. The Governors may refuse to admit any Person as a Member in their sole discretion. Any such admission must comply with the requirements described in this Agreement and will be effective only after such

Person has executed and delivered to the Company such documentation as determined by the Governors to be necessary and appropriate to effect such admission.

6.5 Members' Voting Rights. Each Member shall be entitled to One (1) vote for each Unit registered in the name of such Member (as shown in the Unit Holder Register) as to any matter for which such Member is entitled to vote under this Agreement or the Act. Members do not have cumulative voting rights as to any matter. Except as otherwise expressly provided for in this Agreement, Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

6.6 Member Meetings. Beginning with the fiscal year ending in calendar year 2006, or sooner as determined by the Governors, and each Fiscal Year thereafter, an annual meeting of the Members shall be held within One Hundred Eighty (180) days of the close of the Company's Fiscal Year, at a time and date determined by the Governors. Special meetings of the Members, for any purpose(s) described in the meeting notice, may be called by the Governors, and shall be called by the Governors at the request of not less than ten percent (10%) of all Members. A call by the Members for a special meeting shall be in writing, signed by the persons calling for the same, addressed and delivered to the Secretary, and shall state the time and purpose(s) of such meeting.

6.7 Place of Meeting. The Governors, or in the absence of action by the Governors, the President, may designate any place within or without of the State of Minnesota as the place for any meeting of the Members, unless by written consents, all Members entitled to vote at the meeting designate a different place for the holding of such meeting. If no designation is made by the Governors, the President or by unanimous action of the Members, the place of meetings shall be at the principal office of the Company in the State of Minnesota.

6.8 Conduct of Meetings. All meetings of the Members shall be presided over by the President. All meetings of the Members shall be conducted with such rules and procedures as may be determined by the President in his or her discretion. Subject to the discretion of the Governors, the Members may participate in any Member meeting by means of telephone conference or similar means of communication by which all participants in the meeting can hear and be heard by all other participants.

6.9 Notice. Written notice stating the place and time of any annual or special Member meeting shall be delivered or mailed not less than Fifteen (15) nor more than Sixty (60) days prior to the meeting date, to each Member of record entitled to vote at such meeting as of the close of business on the day before said notice is delivered or mailed. Notice of a special meeting of the Members shall be provided to the Members within Ten (10) days of the Secretary's receipt of a call by the Members for a specical meeting in accordance with Section 6.6. Such notices shall be deemed to be effective upon the earlier of: (i) deposit postage-prepaid in the U.S. mail, addressed to the Member at the Member's address as it appears on the Unit Holder Register, or such other address as may have been provided in writing to the Company by a Member; (ii) the date shown on the return receipt if sent by registered or certified mail, return receipt requested; or (iii) actual receipt.

6.10 Contents of Notice. The notice of each Member meeting shall include a description of the purpose(s) for which the meeting is called. If a purpose of any Member meeting is to consider: (i) a proposed amendment to or restatement of the Articles requiring Member approval; (ii) a plan of merger or share exchange; (iii) the sale, lease, exchange or other disposition of all, or substantially all of the

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Company's Property; (iv) the dissolution of the Company; or (v) removal of a Governor, then the notice must so state and must be accompanied, as applicable, by a copy or summary of the (1) amendment(s) to the Articles, (2) plan of merger or share exchange, (3) documents relating to the transaction for the disposition of all the Company's property, and/or (4) plan and Articles of Dissolution.

6.11 Adjourned Meetings. If any Member meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place, if the new date, time and place is announced at the meeting before adjournment; provided that, if a new record date for the adjourned meeting is or must be fixed, then notice must be given to new Members as of the new record date.

6.12 Waiver of Notice. Whenever any notice is required to be given to any Member under the Act, the Articles or this Agreement, a waiver in writing, signed by such Member shall be deemed equivalent to the giving of such notice. Furthermore, a Member's attendance at a meeting waives any objection that the Member might otherwise raise based on lack of notice or defective notice, unless the Member: (i) objects at the outset of the meeting; or (ii) in the case of an objection claiming that consideration of a particular matter is not within the purposes described in the meeting notice, objects at the time such matter is presented, and in either case, thereafter does not participate in the meeting.

6.13 Fixing of Record Date. For purposes of determining the Members entitled to notice of, or to vote at, any Member meeting or any adjournment thereof, or for purposes of determining the Members entitled to receive payment of any distribution, or in order to make a determination of the Members for any other purpose, the Governors may provide that the Unit Transfer books shall be closed for a stated period, not to exceed Sixty (60) days. If the Unit Transfer books shall be closed for such purpose, such books shall be closed for at least Ten (10) days immediately preceding such meeting. In lieu of closing the Unit Transfer books, the Governors may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than Sixty (60) days, and in case of a meeting of Members not less than Ten (10) days, prior to the date on which the particular action requiring such determination is to be taken. If the Unit Transfer books are not closed and no record date is fixed for the determination, the date on which notice of the meeting is mailed or the date on which the resolution of the Governors declaring a dividend is adopted, as the case may be, shall be the record date for such determination. When a determination of Members entitled to vote at any meeting of the Members has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Governors fix a new record date, which it must do if the meeting is adjourned to a date more than One Hundred Twenty (120) days after the date fixed for the original meeting.

6.14 Quorum and Proxies. The presence (in person or by proxy or mail ballot) of Members representing at least thirty percent (30%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Governors.

6.15 Voting; Action by Members. If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the meeting and entitled to vote on the matter (including units represented in person, by proxy or by mail ballot when authorized by the Governors) shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.

6.16 Termination of Membership. If for any reason the membership of a Member is terminated as provided in this Agreement or the Act, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely an unadmitted Assignee of the Membership Financial Rights owned before the termination of membership, having only the rights provided for unadmitted Assignees in Section 9.7 hereof.

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6.17 Continuation of the Company. The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a Member, but rather the Company shall continue without dissolution, and its affairs shall not be required to be wound up.

6.18 No Member Right of Redemption or Return of Capital. Except as otherwise provided in this Agreement or the Act, no Member or transferee of any Member shall have any right to demand or receive a return of his/her/its Capital Contribution or to require the redemption of his/her/its Units.

6.19 Waiver of Dissenters Rights. To the fullest extent permitted by the Act, each Member hereby disclaims, waives and agrees not to assert: (i) any dissenters' or similar rights under the Act; (ii) any right to require partition or appraisal of the Company or of any of its assets, or to cause the sale of any Company Property; or (iii) any right to maintain any action for partition or to compel any sale with respect to such Member's Units, or with respect to any Company Property.

6.20 Loans. Any Member or Affiliate may, with the consent of the Governors, lend or advance money to the Company, in which case the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but rather shall be a debt due from the Company, repayable out of the Company's cash, and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Governors for loans to its most creditworthy commercial borrowers, plus Four Percent (4%) per annum. If a Governor or an Affiliate of a Governor is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

ARTICLE VII. ACCOUNTING, BOOKS AND RECORDS

7.1 Accounting, Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal place of business: (i) a current list of the full name and last known address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee, such list updated at least quarterly; (ii) the full name and address of each Governor; (iii) a copy of the Articles and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) copies of the Company's federal, state and local income tax and information returns and reports, if any, for the Six (6) most recent taxable years; (v) a copy of this Agreement and any and all amendments hereto, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments hereto have been executed; and (vi) copies of the financial statements of the Company, if any, for the Six (6) most recent Fiscal Years. The Company shall use the accrual method of accounting in the preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.

7.2 Delivery to Members and Inspection. Any Member or such Member's designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1 of this Agreement. Upon the request of any Member the Governors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1 of this Agreement. Each Member has the right to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1 of this Agreement; and (ii) obtain from the Governors, promptly after their becoming available, copies of the Company's federal, state and local income tax and information returns for each Fiscal Year. Each

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Assignee shall have the right to information regarding the Company only to the extent required by the Act. Upon the request of a copy of a current Member list, such list shall be mailed to any Member within ten (10) days of the request, such copy to be printed in alphabetical order, on white paper and in a readily readable type size, with a reasonable charge for copy work. The purposes for which a Member list may be requested include, without limitation, matters relating to Members' voting rights under the Agreement and the exercise of Members' rights under federal proxy laws. Any Person who neglects or refuses to exhibit, produce, or mail a copy of the Member list as requested shall be liable for costs, including attorney's fees, incurred by the Member for compelling the production of the Member list, and for actual damages suffered by any Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection is for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Member relative to the affairs of the Company.

7.3 Reports. The Treasurer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company's accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member's Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. Delivery of the financial statements shall occur as soon as practicable following the end of each Fiscal Year (and in any event not later than 120 days after the end of such Fiscal Year), and at such time as distributions are made to the Unit Holders pursuant to Article X of this Agreement following the occurrence of a Dissolution Event. The financial statements shall consist of a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders' Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company's accountants, and in each case setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the Two (2) immediately preceding Fiscal Years (in the case of the statements). The report shall also contain (i) a report of the activities of the Company during the period covered by the report; (ii) a table comparing previously provided forecasts with actual results during the period covered by the report; (iii) distributions to participants for the period, separately identifying distributions from cash flow from operations during the period, cash flow from operations during a prior period which have been held as reserves, proceeds from disposition of Company assets and reserves from the gross proceeds of the offering originally obtained from the Members. The Company will also provide a report within sixty (60) days of the end of the first six months of each fiscal year containing an unaudited balance sheet, an unaudited statement of income for the period then ended, an unaudited statement of Unit Holders' Capital Accounts and changes therein, an unaudited statement of cash flows for the period then ended and other pertinent material regarding the Company and its activities during the period covered by the report. The Company shall provide, within seventy-five (75) days after the end of each Fiscal Year, all information necessary for the preparation of the Members' federal income tax returns.

7.4 Tax Matters Member; Partnership Representative.

(a) Appointment. ~~The Governors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local and foreign tax purposes as the Governors shall determine appropriate and shall have the right and authority to represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders.~~ The Governors shall designate, from

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time to time, a qualifying Person to be specifically authorized to act as the "Tax Matters Member" of the Company, as defined in Section 6231 of the Code prior to its amendment by the Bipartisan Budget Act of 2015 ("BBA"). Such person shall become the "partnership representative" within the meaning of Section 6223(a) of the Code (as amended by the BBA) as in effect for the tax years beginning on or after January 1, 2018 (such "tax matters partner" and "partnership representative", as the case may be, referred to herein as the "Partnership Representative");under the Code and in any similar capacity under state or local law; provided, however, that the Governors shall have the authority to designate, remove and replace the Tax Matters MemberPartnership Representative who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2, or as the partnership representative within the meaning of and pursuant to the BBA and any regulations promulgated thereunder, or any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year, but not later than Three (3) months after the end of each Fiscal Year.

(b) Tax Examinations and Audits. The Partnership Representative is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by taxing authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Unit Holder agrees that such Unit Holder will not independently act with respect to tax audits or tax litigation of the Company, unless previously authorized to do so in writing by the Partnership Representative, which authorization may be withheld by the Partnership Representative in its sole and absolute discretion. The Partnership Representative shall have sole discretion to determine whether the Company (either on its own behalf or on behalf of the Unit Holders) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority.

(c) BBA Elections. The Company will not elect into the partnership audit procedures enacted under Section 1101 of the BBA (the "BBA Procedures") for any tax year beginning before January 1, 2018, and, to the extent permitted by applicable law and regulations, the Company will annually elect out of the BBA Procedures for tax years beginning on or after January 1, 2018 pursuant to Code Section 6221(b) (as amended by the BBA).

(d) Tax Elections. The Governors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local and foreign tax purposes as the Governors shall determine appropriate and shall have the right and authority to represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders; except that the Partnership Representative, in its sole discretion, has the right to make any and all elections and to take any actions that are available to be made or taken by the Partnership Representative as set forth in Section 7.4(b) or under the BBA and any regulations promulgated thereunder (including an election under Code Section 6226 as amended by the BBA). If the Partnership Representative does not make an election under Code Section 6226 (as amended by the BBA), the Partnership Representative will use commercially reasonable efforts (i) to make any modifications to the imputed underpayment amount available under Code Sections 6225(c)(3), (4), (5), or (6) (as amended by the BBA), and (ii) if requested by a Unit Holder, to provide such Unit Holder information that would allow such Unit Holder to file an amended federal income tax return as described in Code Section 6225(c)(2) (as amended by the BBA) to the extent such amended return and payment of any related federal income taxes would reduce any taxes payable by the Company.

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(e) Tax Returns and Tax Deficiencies. Each Unit Holder agrees that such Unit Holder shall not treat any Company item inconsistently on such Unit Holder's federal, state, foreign or other income tax return with the treatment of the item on the Company's return. Any deficiency for taxes imposed on any Unit Holder (including penalties, additions to tax or interest imposed with respect to such taxes and any taxes imposed pursuant to Code Section 6226 as amended by the BBA) will be paid by such Unit Holder and if required to be paid (and actually paid) by the Company, will be recoverable from such Unit Holder as provided in Section 4.2.

~~(a)~~(f) Survival of Obligations. The obligations of each Unit Holder under this Section 7.4 survive the transfer or redemption by such Unit Holder of its Membership Interest, the termination of this Agreement, and the dissolution of the Company. Each Unit Holder acknowledges that, notwithstanding the transfer or redemption of all or any portion of its Membership Interest, it may remain liable for tax liabilities with respect to its allocable share of income and gain of the Company for the Company's years (or portions thereof) before such transfer or redemption.

ARTICLE VIII. AMENDMENTS

8.1 Amendments. Amendments to this Agreement may be proposed by the Governors or any Member. Following any such proposal, the Governors shall submit to the Members a verbatim statement of any proposed amendment, and the Governors shall include therewith a recommendation as to the proposed amendment. The Governors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment to this Agreement only if approved by the affirmative vote of a majority of the Membership Voting Interests represented at a Member meeting at which a quorum of the Members is present. Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Financial Rights of a Member.

ARTICLE IX. TRANSFERS

9.1 Restrictions on Transfers. Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of such Member's Units. In the event that any Member pledges or otherwise encumbers all or any part of such Member's Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Agreement and all other agreements governing the rights and obligations of Unit Holders in the event such pledgee or secured party becomes a Unit Holder hereunder.

9.2 Permitted Transfers. Subject to the conditions and restrictions set forth in this Article IX, a Unit Holder may: (a) at any time Transfer all or any portion of such Unit Holder's Units (i) to the transferor's administrator or trustee to whom such Units are Transferred involuntarily by operation of law, or (ii) without consideration to or in trust for descendants of a Member; or (b) at any time following the date on which substantial operations of the Facilities commence, Transfer all or any portion of such Unit Holder's Units (i) to any Person approved by the Governors, in writing, or (ii) to any Affiliate or Related Party of such Unit Holder. Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to herein as a "Permitted Transfer."

9.3 Conditions Precedent to Transfers. In addition to the conditions set forth above, no Transfer of Units shall be effective unless and until all of the following conditions have been satisfied:

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(a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to affect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the Transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.

(b) The transferor and transferee shall furnish the Company with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Units Transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. The Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any Transferred Units until it has received such information.

(c) Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Governors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

(d) Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Governors, to the effect that such Transfer will not cause the Company to be deemed to be an "investment company" under the Investment Company Act of 1940.

(e) Unless otherwise approved by the Governors and Members representing in the aggregate a 75% majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by the Governors, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be): (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be Transferred without causing such a termination; and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being Transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).

(f) No notice or request initiating the procedures contemplated by this Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.

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(g) No Person shall Transfer any Unit if, in the determination of the Governors, such Transfer would cause the Company to be treated as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code.

The Governors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirement set forth in Section 9.3(e).

9.4 Prohibited Transfers. Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Governors, in their sole discretion, elect to recognize a Transfer that is not a Permitted Transfer): (i) the transferee's rights shall be strictly limited to the transferor's Membership Financial Rights associated with such Units; and (ii) the Company may offset against such Membership Financial Rights (without limiting any other legal or equitable rights of the Company) any debts, obligations or liabilities for damages that the transferor or transferee may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company and the other Members from all cost, liability and damage that such parties may incur (including, without limitation, incremental tax liabilities, attorneys' fees and expenses) as a result thereof.

9.5 No Dissolution or Termination. The Transfer of Units pursuant to the terms of this Article IX shall not dissolve or terminate the Company. No Member shall have the right to have the Company dissolved or to have such Member's Capital Contribution returned except as provided in this Agreement.

9.6 Prohibition of Assignment. Notwithstanding the foregoing provisions of this Article IX, no Transfer of Units may be made if the Units sought to be sold, exchanged or Transferred, when added to the total of all other Units sold, exchanged or Transferred within the period of Twelve (12) consecutive months prior thereto, would result in the termination of the Company under Section 708 of the Code. In the event of a Transfer of any Units, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section 754 of the Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.

9.7 Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a Substitute Member pursuant to Section 9.8 of this Agreement shall be entitled only to the Membership Financial Rights with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interests with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the other rights of a Member under the Act or this Agreement.

9.8 Admission of Substitute Members. As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions:

(a) The transferee shall, by written instrument in form and substance reasonably satisfactory to the Governors, agree to be bound by all of the terms and provisions of this Agreement, and assume the obligations of the transferor Member hereunder with respect to the Transferred Units.

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(b) The transferee shall pay for or reimburse the Company for all reasonable legal, filing and publication costs incurred in connection with the admission of the transferee as a Member; and

(c) Except in the case of a Transfer involuntarily by operation of law, if required by the Governors, the transferee shall deliver to the Company evidence of his/her/its authority to become a Member.

(d) The transferee and transferor shall each execute and deliver such other instruments as the Governors reasonably deem necessary or appropriate in connection with such Transfer.

9.9 Representations Regarding Transfers. Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that: (i) it is not currently making a market in Units and will not in the future make a market in Units; (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the IRS or the Treasury Department that may be promulgated or published thereunder); and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Units (commonly referred to as "matching services") as being a secondary market or the substantial equivalent thereof, no Member will Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person first agrees to be bound by this Article IX.

Each Member hereby represents and warrants to the Company and the Members that such Member's acquisition of Units hereunder is made as principal for such Member's own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Governors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

> THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE ~~MEMBER CONTROL~~OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.
>
> THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

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9.10 Distributions And Allocations In Respect of Transferred Units. If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Article IX, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Governors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective not later than the first day of the month following the month in which all documents to effectuate the Transfer have been executed and delivered to the Company, provided that, if the Company does not receive a notice stating the date such Units were Transferred and such other information as the Governors may reasonably require within Thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the person or entity who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.10, whether or not the Governors or the Company has knowledge of any Transfer of any Units.

9.11 Additional Members. Additional Members may be admitted from time to time upon the approval of the Governors, and in accordance with such terms and conditions, as the Governors may determine. All Members acknowledge that the admission of additional Members may result in a dilution of a Member's Membership Interest. Prior to admission as a Member, a prospective Member shall agree in writing to be bound by this Agreement shall and execute and deliver to the Company an Addendum to this Agreement in the form of Exhibit "B" attached hereto. Upon the execution of such Addendum, such additional Member shall be deemed to be a party to this Agreement as if such additional Member had executed this Agreement on the original date hereof, and shall be bound by all of the provisions set forth herein.

ARTICLE X. DISSOLUTION AND WINDING UP

10.1 Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a "Dissolution Event"): (i) the affirmative vote of a 75% majority in interest of the Membership Voting Interests to dissolve, wind up and liquidate the Company; or (ii) the entry of a decree of judicial dissolution pursuant to the Act. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

10.2 Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members; and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up of the Company's business and affairs. Notwithstanding any provision in this Agreement to the contrary, the Members acknowledge and agree that all covenants and obligations set forth this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and Articles of Dissolution have been filed pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company's liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 of this Agreement), to the extent sufficient therefore, to be applied and distributed, to the maximum extent permitted by law, in the following order: (i) first, to creditors (including Members and Governors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company's Debts and other liabilities (whether by payment or the making of

31

reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (ii) second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (iii) third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (ii)(C) of the definition of Gross Asset Value in Section 1.110 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.

10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article X to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in such Member's Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Article X may be: (i) distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company, in which case the assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement; or (b) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

10.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article X, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company's Debts and other liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up.

10.5 Rights of Unit Holders. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of such Unit Holder's Capital Contribution and shall have no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Governors.

10.6 Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement (the "Liquidation Period"), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article III of this Agreement.

10.7 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

10.8 The Liquidator. The "Liquidator" shall mean a Person appointed by the Governors to oversee the liquidation of the Company. Upon the consent of a majority in interest of the Members, the Liquidator

32

may be the Governors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article X and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator and any O~~o~~fficers, Governors, agents and employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any O~~o~~fficers, Governors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys' fees incurred in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, except to the extent such liability or damage is caused by fraud, intentional misconduct, or a knowing violation of the laws which was material to the cause of action.

10.9 Forms of Liquidating Distributions. For purposes of making distributions required by Section 10.2 of this Agreement, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

ARTICLE XI. MISCELLANEOUS

11.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by regular or certified mail, postage prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by regular or certified mail, postage prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Company: (a) If to the Company, to the address determined pursuant to Section 1.4 of this Agreement; (b) If to the Governors, to the address set forth on record with the Company; (c) If to a Unit Holder, either to the address set forth in the Unit Holder Register or to such other address that has been provided in writing to the Company.

11.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and the Members, and their respective heirs, representatives, successors, transferees, and assigns.

11.3 Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against the Company or any Member.

11.4 Headings. Article, Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

11.5 Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

11.6 Incorporation By Reference. Every recital, exhibit, schedule and appendix attached to this Agreement and referred to herein is hereby incorporated into this Agreement by reference unless this Agreement expressly provides otherwise.

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11.7 Variation of Terms. All terms and variations thereof used in this Agreement shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the context may require.

11.8 Governing Law. The laws of the State of Minnesota shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

11.9 Waiver of Jury Trial. Each of the Members irrevocably waives, to the fullest extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the business and affairs of the Company.

11.10 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

11.11 Specific Performance. Each Member acknowledges and agrees that the Company and the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms, and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the Company and the non-breaching Members may be entitled hereunder, at law or in equity, the Company and the non-breaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to specifically to enforce the terms and provisions of this Agreement.

11.12 No Third Party Rights. None of the provisions contained in this Agreement shall be deemed to be for the benefit of or enforceable by any third parties, including without limitation, any creditors of any Member or the Company.

DULY ADOPTED by the Company's Members effective as of March 8. 2018.

HIGHWATER ETHANOL, LLC

By:______________________

Its: CEO

Attest:_____________________

Its: Secretary

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EXHIBIT “A”
Initial Membership List

Name and Address of Initial Members	Units
Brian Kletscher	12
Jason Fink	6
George Goblish	24
Ron Joregenson	24
Todd Reif	12
John Schueller	9
Mike Landuyt	6
Russ Derickson	9
Warren Pankonin	15
David Moldan	9
Tim VanDerWal	3
Monica Anderson	18
Gilbert Schmitz	3
TOTAL:	**150**

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EXHIBIT "B"

MEMBER SIGNATURE PAGE

ADDENDUM TO THE
~~SECOND AMENDED AND RESTATED MEMBER CONTROL AGREEMENT~~THIRD AMENDED AND RESTATED OPERATING AGREEMENT
OF HIGHWATER ETHANOL, LLC

The undersigned does hereby warrant, represent, covenant and agree that: (i) the undersigned, as a condition to becoming a Member in Highwater Ethanol, LLC, has received a copy of the ~~Second Amended and Restated Member Control~~Third Amended and Restated Operating Agreement ~~dated March 4, 2011~~, and, if applicable, all amendments and modifications thereto; (ii) the undersigned shall be subject to and comply with all terms and conditions of such ~~Second Amended and Restated Member Control~~Third Amended and Restated Operating Agreement in all respects, as if the undersigned had executed said ~~Second Amended and Restated Member Control~~ Third Amended and Restated Operating Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said ~~Second Amended and Restated Member Control~~Third Amended and Restated Operating Agreement from and after the date of execution of this Addendum.

Individuals:

____
Name of Individual Member (Please Print)

____
Signature of Individual

____
Name of Joint Individual Member (Please Print)

____
Signature of Joint Individual Member

Entities:

____
Name of Entity (Please Print)

____
Print Name and Title of Officer

____
Signature of Officer

Agreed to and Accepted on Behalf of the Company and its Members:

HIGHWATER ETHANOL, LLC

By:______________________________________

Its:______________________________________

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HIGHWATER ETHANOL, LLC	1) Read the Proxy Statement.
2018 Annual Meeting - Thursday, March 8, 2018	2) Check the appropriate boxes on the proxy card below.
For Unit Holders as of January 24, 2018	3) Sign and date the proxy card.
Proxy Solicited on Behalf of the Board of Governors	4) Return the proxy card by mail to P.O. Box 96, 24500 US Highway 14, Lamberton, MN 56152 or via fax to (507) 752-6162.

To be certain that your membership units will be represented at the 2018 Annual Meeting and any adjournments thereof, please return your proxy card by 5:00 p.m. on Wednesday, March 7, 2018. However, proxy cards may still be accepted by the Company at any time prior to the polls officially closing.

PROPOSAL ONE: ELECTION OF THREE GOVERNORS
**You may vote for THREE (3) nominees**

	For	Abstain/Withhold
George Goblish	☐	☐
Mark Pankonin	☐	☐
Luke Spalj	☐	☐

PROPOSAL TWO: APPROVAL OF THE PROPOSED AMENDMENTS TO THE MEMBER CONTROL AGREEMENT TO AFFIRMATIVELY ELECT GOVERNANCE UNDER THE NEW LLC ACT AND MAKE CHANGES CONSISTENT WITH THE NEW LLC ACT.
THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

For	Against	Abstain
☐	☐	☐

PROPOSAL THREE: APPROVAL OF THE AMENDMENT TO SECTION 5.3(b) OF THE MEMBER CONTROL AGREEMENT.
THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

For	Against	Abstain
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PROPOSAL FOUR: APPROVAL OF THE AMENDMENT TO SECTION 7.4 OF THE MEMBER CONTROL AGREEMENT.
THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

For	Against	Abstain
☐	☐	☐

By signing this proxy card, you appoint Ronald Jorgenson and David Moldan, jointly and severally, each with full power of substitution, as proxies to represent you at the 2018 Annual Meeting of the Members to be held on Thursday, March 8, 2018, at the American Legion, 106 1st Avenue West, Lamberton, MN 56152, and at any adjournments thereof, on any matters coming before the meeting. Registration for the meeting will begin at 8:30 a.m. The 2018 Annual Meeting will commence at approximately 9:30 a.m. Please specify your choices by marking the appropriate boxes above. The proxies cannot vote your units unless you sign and return this card. To be certain that your membership units will be represented at the 2018 Annual Meeting, please return your proxy card by 5:00 p.m. on Wednesday, March 7, 2018. However, proxy cards may still be accepted by the Company at any time prior to the polls officially closing.

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the proxies to take action in their discretion upon other matters that may properly come before the 2018 Annual Meeting. If you do not mark any boxes, your units will be voted FOR for the incumbents George Goblish, Mark Pankonin and Luke Spalj, FOR Proposal Two, FOR Proposal Three, and FOR Proposal Four. If you chose less than three nominees, then the proxies will vote your units only for the nominee(s) you chose. If you mark contradicting choices on the proxy card, such as both FOR and ABSTAIN/WITHHOLD for a nominee or FOR and AGAINST a proposal, your votes will not be counted with respect to the nominee or the proposal for which you marked contradicting choices. However, each fully executed proxy card will be counted to determine whether a quorum is present at the 2018 Annual Meeting and any adjournments thereof.

Signature:	Joint Owner Signature:
Print Name:	Print Joint Owner Name:
Date:	Date:
Number of Units Held:

Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, please note that fact.